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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FORCE PROTECTION, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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Force Protection, Inc.
9801 Highway 78, Building 1
Ladson, South Carolina 29456

March 26, 2010

Dear Shareholder:

        On behalf of your Board of Directors, I am pleased to invite you to attend the 2010 Annual Meeting of Shareholders of Force Protection, Inc. (the "Company") to be held on May 7, 2010, at 10:00 a.m. Eastern Time at the Embassy Suites Airport/Convention Center, 5055 International Boulevard, North Charleston, South Carolina 29418.

        At the meeting, management will review the Company's operations and discuss the financial statements for the year ended December 31, 2009, as well as our plans for the future. A question and answer session for shareholders will follow the management presentation.

        The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the business to be conducted at the meeting, including the election of two directors and the ratification of the appointment of the Company's independent registered public accounting firm.

        Your vote is important. Even if you do not plan to attend the meeting in person, we hope you will vote by internet or telephone as described in the proxy voting instructions set forth in the enclosed Proxy Statement or by completing, signing and returning the enclosed proxy card.

        We look forward to seeing you at the meeting. Directions to the Embassy Suites Airport/Convention Center appear on the back cover of these materials.

Cordially,

Michael Moody
 Chairman of the Board, Chief Executive Officer
and President

Notice of Annual Meeting of Shareholders
Force Protection, Inc.

        The 2010 Annual Meeting of Shareholders of Force Protection, Inc. will be held on May 7, 2010 at 10:00 a.m. Eastern Time at the Embassy Suites Airport/Convention Center, 5055 International Boulevard, North Charleston, South Carolina 29418 to consider and take action with respect to the following matters:

  1.
  A proposal to elect the two Class II directors of Force Protection nominated by the Board of Directors to serve for a term of three years and until their successors are duly elected and qualified;

  2.
  A proposal to ratify the Audit Committee's appointment of Grant Thornton LLP as Force Protection, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2010; and

  3.
  Such other business as may properly be brought before the meeting or any adjournment thereof.

        This summary is qualified in its entirety by the detailed information contained within the enclosed Proxy Statement.

        The close of business on March 19, 2010, has been set as the record date for the determination of shareholders entitled to receive notice and to vote at the meeting or any adjournment thereof. The enclosed Proxy Statement is being mailed to those shareholders on or about March 26, 2010.

        Shareholders who do not expect to attend the meeting in person are requested to vote their shares over the internet, by telephone or by completing, signing and returning the enclosed proxy card as instructed.

By order of the Board of Directors,

Lenna Ruth Macdonald
 Chief Strategy Officer, General Counsel
and Corporate Secretary

Force Protection, Inc.
9801 Highway 78, Building 1
Ladson, South Carolina 29456

i

ii

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Force Protection, Inc.
9801 Highway 78, Building 1
Ladson, South Carolina 29456

PROXY STATEMENT

        This Proxy Statement is furnished to you in connection with the solicitation of proxies by the board of directors ("Board of Directors" or "Board") of Force Protection, Inc. (the "Company" or "Force Protection") to be used at the 2010 Annual Meeting of Shareholders ("Annual Meeting") to be held on May 7, 2010 at 10:00 a.m. Eastern Time at the Embassy Suites Airport/Convention Center, 5055 International Boulevard, North Charleston, South Carolina 29418. This Proxy Statement contains information about the items being voted on at the Annual Meeting and information about the Company.

        Notice of the meeting and notice of internet availability of the voting materials, which include this Proxy Statement and a proxy card, were mailed to shareholders on or about March 26, 2010. Our principal executive offices are located at 9801 Highway 78, Building 1, Ladson, South Carolina 29456. Our phone number is 843.574.7000.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held Friday, May 7, 2010. The Proxy Statement and Annual Report on Form 10-K are available at www.envisionreports.com/FRPT.

QUESTIONS AND ANSWERS ON THE ANNUAL MEETING

Who can vote at the Annual Meeting?

        Shareholders who were owners of common stock of the Company at the close of business on March 19, 2010 (the "Record Date") are entitled to receive notice of the Annual Meeting and may attend and vote at the meeting. If you were a shareholder of record on that date, you will be entitled to vote at the Annual Meeting, or any postponement or adjournment of the meeting, all of the shares that you held on the record date. Each share of common stock is entitled to one vote. As of the Record Date for the Annual Meeting, there were 70,168,598 shares of common stock of the Company outstanding and entitled to vote.

What may I vote on?

        Each shareholder is being asked to vote on:

  •
  The proposal to elect two nominees nominated by the Board to serve on our Board of Directors.

  •
  The proposal to ratify the appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

 How does the Board of Directors recommend I vote on the proposals?

        The Board of Directors recommends votes:

  •
  FOR the nominees for our Board of Directors; and

  •
  FOR the ratification of the appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

How do I vote?

        Your vote is important. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that shareholders be represented by proxy. Most shareholders have a choice of voting either (1) over the internet, (2) using a toll-free telephone number, (3) by completing the proxy card and mailing it in the postage-prepaid envelope provided, or (4) in person by attending the Annual Meeting. Please refer to your proxy card or the information forwarded by your bank, broker or other nominee through which you hold your shares to determine which method of voting is available to you.

You may vote over the internet or by telephone.

        If you are a shareholder of record as of the record date, you may vote via the internet or telephone by following the instructions set forth on your proxy card mailed with this Proxy Statement. The deadline for voting electronically or by telephone is 6:00 a.m. Eastern Time on May 7, 2010.

        Internet and telephone voting procedures are designed to authenticate each shareholder by use of a control number which can be found on your proxy card and to allow you to confirm that your instructions have been properly recorded. Please be aware that if you vote over the internet or by telephone you may incur costs such as telephone and internet access charges for which you will be responsible.

        If your shares are held in "street name," please check your proxy card or contact your bank, broker or other nominee to determine whether you will be able to vote electronically or by telephone. Holding shares in "street name" means you hold shares through a bank, broker or other nominee and they are not held in your individual name.

You may vote by mail.

        You may vote by mail by completing and properly signing your proxy card and mailing it in the enclosed postage-prepaid envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you have instructed. If you do not mark your voting instructions on the proxy card, your shares will be voted as our Board of Directors recommends.

You may vote in person at the Annual Meeting.

        Written ballots will be available to any shareholder who wants to vote in person at the Annual Meeting. However, if you hold your shares in "street name," you must request a proxy from your bank, broker or other nominee in order to cast your votes at the Annual Meeting.

        If matters other than those outlined in this Proxy Statement are properly presented for consideration at the Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote the matters according to their judgment to the same extent as the person delivering the proxy would be entitled to vote. As of the date that this Proxy Statement was printed, the Company did not anticipate that any other matters would be raised at the Annual Meeting.

What does it mean if I receive more than one proxy card?

        It means that you have multiple accounts listed with the Company's stock transfer agent. If you received a proxy card, the shares on your proxy card or cards are all of the shares of common stock registered in that name with our stock transfer agent on the Record Date. If you have shares registered in the name of a bank, broker or other nominee, they will not appear on your proxy card and your bank, broker or other nominee will send you instructions on how to vote.

How do I vote shares held by a broker or bank?

        If a bank, broker or other nominee holds shares of common stock for your benefit, and the shares are not in your name on the stock transfer agent's records, then you are considered a "beneficial owner" of those shares. If your shares are held this way, sometimes referred to as being held in "street name," your bank, broker or other nominee will send you instructions on how to vote. If you have not heard from the bank, broker or other nominee who holds your shares, please contact them as soon as possible.

How will my proxy be voted?

        If you sign and return your proxy card without instructions as to how it is to be voted, the proxy holders identified on the proxy card will vote your shares as follows:

  •
  FOR the nominees for our Board of Directors; and

  •
  FOR the ratification of the appointment of the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

        If you indicate voting instructions on your proxy card, the proxy holders will follow your instructions in casting all votes.

How are shares held by a broker voted?

        The Company is listed on the Nasdaq Capital Market ("Nasdaq"), which has rules that govern brokers who have record ownership of listed common stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters ("discretionary matters"), but do not have discretion to vote uninstructed shares as to certain other matters ("non-discretionary matters"). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters, but expressly states that the broker is not voting as to non-discretionary matters. The broker's inability to vote with respect to the non-discretionary matters is referred to as a

"broker non-vote." Broker non-votes will be counted for the purpose of determining the presence of a quorum.

        If you hold your shares in "street name," we encourage you to contact your broker with your voting instructions as soon as possible. The election of directors (Proposal One) is considered a non-discretionary matter, and as a result, your broker does not have the ability to vote on your behalf, and no vote will be cast for your shares for this matter unless you provide your broker with voting instructions. The ratification of the appointment of the Company's independent registered public accounting firm (Proposal Two) is considered a discretionary matter, and your broker may cast a vote on this matter on your behalf if you fail to provide voting instructions to your broker. A broker non-vote will have no effect on either Proposal One or Proposal Two.

        An abstention is counted as present and entitled to vote for purposes of determining a quorum. An abstention will have no effect on the election of directors (Proposal One) or the ratification of the appointment of the Company's independent registered public accounting firm (Proposal Two).

Who counts the votes?

        Representatives of our stock transfer agent, Computershare Trust Company, NA, will tabulate and certify the votes and act as the independent inspectors of election. The Company's inspectors of election will tabulate the votes cast at the meeting, together with the votes cast by proxy, whether in person, over the internet or by telephone.

May I change my vote?

        Yes. You may revoke your proxy at any time before the Annual Meeting by submitting (i) a second, later-dated proxy card and returning it before the polls close at the Annual Meeting, (ii) a later-dated internet or telephone vote, or (iii) by attending the Annual Meeting and giving notice of revocation in person.

        If you are mailing a written notice of revocation or a later-dated proxy, send it to the Corporate Secretary of Force Protection, Inc., 9801 Highway 78, Building 1, Ladson, South Carolina 29456. You may also hand deliver a written notice of revocation or a later-dated proxy to the Company at the Annual Meeting, during or before the taking of any vote.

        If you hold your shares through a bank, broker or other nominee and have instructed the bank, broker or other nominee as to how to vote your shares, you must follow directions received from such bank, broker or nominee in order to change your vote or to vote at the Annual Meeting.

What constitutes a "quorum" for the Annual Meeting?

        A quorum is necessary to hold a valid Annual Meeting of Shareholders. One third, or 33 1/3%, of the outstanding shares entitled to vote on a matter, present or represented by proxy, constitutes a "quorum." If you vote (including by internet, telephone and proxy card), your shares voted will count towards the "quorum" of the Annual Meeting. Abstentions or "broker non-votes" are counted as present and entitled to vote for purposes of determining whether a quorum exists. A "broker non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have a discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

What is the appropriate conduct for the Annual Meeting?

        To ensure that the Annual Meeting is conducted in an orderly fashion and that the shareholders wishing to speak at the meeting have a fair opportunity to speak, the Company will have certain guidelines and rules for the conduct of the meeting, which will be explained at the meeting.

What vote is necessary to pass the items of business at the Annual Meeting?

Election of directors.

        The two director nominees receiving the highest number of votes for election will be elected. If you vote, your shares will be voted for election of the director nominees unless you give instructions to "withhold" your vote for the director nominee. Withheld votes will not influence election results. If your shares are held in "street name" through a broker, your broker is not permitted to exercise voting discretion with respect to the election of directors. As a result, if you do not give your broker specific instructions with respect to the election of directors, your shares will not be voted and will not be counted in determining the election of directors. Abstentions are not recognized with respect to the election of directors.

Ratification of appointment of independent registered public accounting firm.

        The appointment of Grant Thornton LLP as the Company's independent registered public accounting firm will be ratified if the number of votes cast in favor of the ratification of the appointment exceed the number of votes cast against it. Abstentions will not act as a vote against the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm. "Broker non-votes" are not recognized as to the ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm.

How will voting on any other business be conducted?

        As of the date that this Proxy Statement was printed, the Company was not aware of any business or proposals to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other business is properly proposed, and the chairman of the Annual Meeting permits it to be presented at the Annual Meeting, the signed proxies received from you and other shareholders give the persons voting the proxies the authority to vote on the matter according to their judgment to the same extent as you or such other shareholders would be entitled to vote on such matters.

When are shareholder proposals for the 2011 Annual Meeting due?

        Our 2011 Annual Meeting of Shareholders is expected to be held on Friday, April 22, 2011 ("2011 Annual Meeting"). Any shareholder who intends to present a proposal or a director nominee at the 2011 Annual Meeting must deliver the proposal in writing or in person to the Corporate Secretary of Force Protection, Inc., 9801 Highway 78, Building 1, Ladson, South Carolina 29456, on

or after October 24, 2010, but no later than December 23, 2010, pursuant to our Second Amended and Restated Bylaws ("Bylaws"). To be considered adequate, the notice must contain specified information about the matter to be presented at the meeting and the shareholder proposing the matter, as specified in our Bylaws.

        Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shareholders who wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2011 Annual Meeting must submit their proposal no later than November 26, 2010, or if the date of the 2011 Annual Meeting is changed by more than 30 days, then no later than a reasonable time before we begin to print and send the proxy materials. A proposal received after November 26, 2010 will be considered untimely and will not be entitled to be included in the proxy materials. See "Shareholder Proposals and Director Nominations for our 2011 Annual Meeting" on page 66 of this Proxy Statement for additional information.

What are the costs of this proxy solicitation?

        In addition to using the mail, our directors, officers, employees and agents may solicit proxies by personal interview, telephone, telegram or otherwise, although they will not be paid any additional compensation. The Company will bear all expenses of solicitation. We will also reimburse banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection with forwarding the Company's Annual Meeting materials to you because they hold title to your common stock.

May I inspect the shareholder list?

        For a period commencing the earlier of two days after this Proxy Statement is mailed to shareholders or ten days prior to the Annual Meeting, a list of shareholders registered on the books of our stock transfer agent as of the Record Date will be available for examination by registered shareholders during normal business hours at the Company's principal offices at 9801 Highway 78, Building 1, Ladson, South Carolina 29456, provided the examination is for a purpose germane to the Annual Meeting.

How can I get materials for the Annual Meeting?

        This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about March 26, 2010. Each registered and beneficial owner of common stock on the Record Date, including Company employees, should receive a copy of the Company's Annual Report on Form 10-K for the fiscal year ended 2009, including consolidated financial statements (the "Annual Report"), with this Proxy Statement.

        In addition, a copy of the Company's Annual Report is available to each shareholder without charge on the Securities and Exchange Commission's website at www.sec.gov and upon written request sent to Investor Relations, Force Protection, Inc., 9801 Highway 78, Building 1, Ladson, South Carolina 29456.

 Are the proxy materials and Annual Report available electronically?

        This Proxy Statement and the Annual Report are available at www.envisionreports.com/FRPT and on the Company's website at www.forceprotection.net.

        Registered shareholders can elect to view future proxy statements and annual reports over the internet instead of receiving paper copies in the mail. You can choose this option and save the Company the cost of producing these documents by completing the relevant portion of your proxy card or by following the instructions provided when voting on the internet or by telephone.

        After electing to view future proxy statements and annual reports over the internet, you will receive a card in the mail with instructions containing the internet address of those materials. Your choice will remain in effect until you call (866) 641-4276, write Computershare, 250 Royall Street, Canton, MA 02021, email investorvote@computershare.com, or contact the Company in writing at: Corporate Secretary, Force Protection, Inc., 9801 Highway 78, Building 1, Ladson, South Carolina 29456, or by sending an email message to: investorrelations@forceprotection.net.

        If you hold our common stock through a bank, broker or other nominee, please refer to the information provided by your bank, broker or nominee regarding the availability of electronic delivery.

How can I reach the Company to request materials or information referred to in these Questions and Answers?

        You may reach us by mail addressed to:

  Corporate Secretary
  Force Protection, Inc.
  9801 Highway 78, Building 1
  Ladson, South Carolina 29456

  or by calling 843.574.3900, or by sending a message to:
   investorrelations@forceprotection.net.

PROPOSAL ONE: ELECTION OF DIRECTORS

        Our Board of Directors is currently comprised of seven directors. Pursuant to our Amended Articles of Incorporation and Bylaws, our Board is divided into three classes, with one class of directors elected each year for a three-year term of office at the Annual Meeting.

Director Nominees

        Our Board of Directors has nominated incumbent directors Michael Moody, the Company's Chief Executive Officer and President, and Lieutenant General Roger G. Thompson, Jr., USA (Ret.), each whose term is currently scheduled to expire at the 2010 Annual Meeting, for election to a three-year term expiring at the Annual Meeting in 2013. Each of the nominees, both of whom are Class II directors, if elected as directors, is expected to continue in office until his respective term expires or until his earlier death, resignation or retirement.

        Our Board of Directors has no reason to believe that the nominees will not serve if elected. If the nominees are unavailable for election at the time of the Annual Meeting, the Company representatives named on the proxy card will vote for another nominee proposed by our Board of Directors or, as an alternative, our Board of Directors may reduce the number of positions on our Board.

Board Recommendations

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE DIRECTOR NOMINEES

 Information about Board Nominees and Continuing Directors

        Set forth below is the personal and business experience information for each of the nominees for election to our Board of Directors and for each of the current members of our Board who will continue to serve as our directors until their next election. The nominees have consented to being nominated as directors and have agreed to serve if elected. Both of the nominees are currently directors.

Board Nominees

Class II

Michael Moody Director since—September 2006 Committees—None Chairman, Board of Directors Age: 63 Expiration of term, if elected—2013 (Class II)

Mr. Moody was appointed President of Force Protection, Inc. in September 2007, the Interim Chief Executive Officer on January 30, 2008 and the Chief Executive Officer on February 29, 2008. Mr. Moody has more than 30 years of senior management experience in operational management, reorganizations, acquisitions and business transformations. From 2005 through 2007, he provided business and financial advisory services to privately-held businesses. Mr. Moody was the Chief Operating Officer at the London American General Agency and Senior Vice President of Corporate Development for Magna Carta Companies, a mutual insurance company, where he also served on the board of directors. Mr. Moody received the designation of Certified Practicing Accountant (Australia) and became an associate with the Australian Society of Accountants. Mr. Moody holds a Bachelor of Arts in Economics from Macquarie University in Sydney, Australia.

Lieutenant General Roger G. Thompson, Jr., USA (Ret.)

Director since—December 2006
Lead Director since—January 2008
Committees—Audit Committee, Compensation Committee, and Governance Committee
Age: 65
Expiration of term, if elected—2013 (Class II)

LTG Thompson has been a director of Force Protection, Inc. since December 2006 and is currently the lead independent director. LTG Thompson is a veteran with 34 years of active military duty. He has served in the highest leadership positions in the United States Army and joint transportation operations, management and procurement. He was the United States Army's Director for the Budget and served in a number of other financial management positions, as well as serving in key leadership positions in logistics and field artillery. He currently provides executive leadership in the United States Army, where he oversees several symposia, defense landpower exhibitions and overseas tradeshows in addition to leading AUSA's worldwide chapter operations. LTG Thompson completed his military career as the Deputy Commander in Chief, United States Transportation Command. In this position he was responsible for the daily operations supporting all military and commercial transportation for the entire Department of Defense. LTG Thompson holds a Bachelor of Science from the United States Military Academy, a Master of Business Administration from Syracuse University and a Master's degree in National Security and Strategic Studies from the Naval War College. He is a graduate of the Army's Command and General Staff College and the Naval War College.

 Continuing Directors

Class III

John S. Day Director since—September 2007 Committees—Audit Committee (Chairman) and Compensation Committee Age: 61 Expiration of term—2011 (Class III)

Mr. Day has been a director of Force Protection, Inc. since September 2007. Mr. Day has over 30 years of experience in the accounting profession serving a broad range of publicly- and privately-owned clients. Mr. Day joined Arthur Andersen LLP in 1976 and was admitted as an audit partner in 1986. In 2002, he joined Deloitte & Touche LLP in Atlanta as a Director. Mr. Day retired from Deloitte & Touche LLP in December 2005. Mr. Day also serves on the board of Invesco Mortgage Capital, Inc. since June 2009 where he serves as chairman of the audit committee and on the board of Lenbrook Square Foundation, Inc., a non-profit organization, since July 1, 2007 where he serves as chairman of the governance committee. Mr. Day holds a Bachelor of Arts in Economics from the University of North Carolina and a Master of Business Administration from Harvard Graduate School of Business.

John W. Paxton, Sr. Director since—February 2008 Committees—Audit Committee, Compensation Committee and Governance Committee (Chairman) Age: 73 Expiration of term—2011 (Class III)

Mr. Paxton has been a director of Force Protection, Inc. since February 2008. He has over 30 years of experience in the aerospace, wireless voice and data, logistics and manufacturing industries. Mr. Paxton is Chairman of Intellicheck/Mobilisa, Inc., a publicly-held provider of wireless internet solutions to the Department of Defense. Previously, Mr. Paxton served as the Chairman of Pro Mach, Inc., an integrated packaging solutions provider and from 2002 until March 2008, he was the Chairman of IntelliCheck/Mobilisa, Inc. From 1998 until 2002, Mr. Paxton was the chairman and chief executive officer of Telxon Corporation. Mr. Paxton served on the board of directors of TransDigm, Inc., a supplier of proprietary aerospace components used in commercial and military aircraft. Mr. Paxton holds a Bachelor of Science and Master of Science in business administration from LaSalle University and is a registered professional engineer.

 Class I

Major General Jack A. Davis, USMC (Ret.) Director since—March 2006 Committees—Compensation Committee (Chairman) and Governance Committee Age: 63 Expiration of term—2012 (Class I)

MajGen. Davis has been a director of Force Protection, Inc. since March 2006 and has a diverse background of senior-level management and leadership positions in business, law enforcement and the military. With over 40 years of experience, he is highly regarded in each of these fields. MajGen. Davis served in the U.S. Marine Corps, both active duty and reserve, from 1968 to 2005 where he held the rank of Major General. MajGen. Davis' career included command at every level from platoon to division in addition to numerous staff assignments. MajGen. Davis attended numerous high-level schools both here and abroad. MajGen. Davis' law enforcement career included both federal and state agencies where he retired in 1999 with 30 years of distinguished service. MajGen. Davis is also the founder of J.A. Davis and Associates, a security and leadership training company. In addition to his service with Force Protection, MajGen. Davis currently serves on the board of directors of one privately-held company and the boards of advisors of three mutually-held companies. MajGen. Davis holds undergraduate and masters degrees from Indiana State University and a Master of Urban Administration from the University of North Carolina, Charlotte.

B. Herbert Ellis Director since—April 6, 2009 Committees—Compensation Committee and Governance Committee Age: 72 Expiration of term—2012 (Class I)

Mr. Ellis has been a director of Force Protection, Inc. since April 6, 2009 and has over 20 years of experience in the U.S. Army and in business. Mr. Ellis served as a Colonel, Field Artillery with Research and Development Specialty for the U.S. Army, from 1963 to 1984, including two combat tours of duty in Vietnam with both command and staff positions. Since 2008, Mr. Ellis has served as the president and chief executive officer of BHE, LLC, a consulting firm that supports manufacturing companies. From 2000 to 2008, he served as the president and chief executive officer of Charleston Marine Containers, Inc., a primary producer of modular containers for the U.S. Army, purchased via the U.S. Army Tank, Automotive and Armaments Command (TACOM) contracts. From 1993 to 2000, he served as the president and chief executive officer of Barnes & Reinecke, Inc., a major automotive and weapons systems technical support contractor for the TACOM program, and from 1984 to 1993 he acted as the vice president and general manager of Electro-Optical Division of Contraves, USA. Mr. Ellis holds a Bachelor of Science in engineering from the United States Military Academy, a Master of Science in Nuclear Physics from the University of Alabama, and he attended the Industrial College of the Armed Forces and the U.S. Army Command and General Staff College.

Kenneth A. Merlau Director since—April 6, 2009 Committees—Audit Committee and Governance Committee Age: 64 Expiration of term—2012 (Class I)

Mr. Merlau has been a director of Force Protection, Inc. since April 6, 2009 and has extensive experience as an executive, operator and consultant in a wide range of businesses. Presently, Mr. Merlau serves as the chairman and principal stockholder of Design House, Inc., a distributor of home building materials. Most recently, Mr. Merlau acted as the chairman and majority shareholder of QuickSet International, Inc., a company focused on ruggedized surveillance and sensor products for the military and Homeland Security markets. Since June 1993, Mr. Merlau has served as Chairman of Clipper Development Company, a business advisory service for owned and invested companies and a strategic and operations consultant to emerging private companies. Mr. Merlau has extensive acquisition and integration experience. From 1980 through 2000, Mr. Merlau has been associated with numerous businesses as owner or board member, including Tamms Industries, Inc., Transo Envelopes LLC, the ISAAC Group and the Peltz Group, Inc. From 1998 through May 1999, Mr. Merlau was a director of Metal Management, Inc. From 1970 through 1980, he served as a management consultant for Touche Ross & Co. (now Deloitte & Touche), where he was elected as a partner in 1977. Currently, Mr. Merlau is a member of the board of Northside Community Bank and Christ the King Jesuit College Preparatory High School. Mr. Merlau holds a Bachelor of Science from Purdue University and an Master of Business Administration from the University of Chicago Graduate School of Business.

Director Qualifications and Review of Director Nominees

        Our Governance Committee makes searches for individuals qualified to become members of our Board of Directors and recommends to our Board of Directors nominees for election. The Governance Committee reviews with the Board of Directors the composition of the Board of Directors as a whole and recommends, if necessary, measures to be taken so that the Board of Directors reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for the Board of Directors as a whole and contains at least the minimum number of independent directors required by the Nasdaq Stock Market and other applicable laws and regulations. The Governance Committee is responsible for ensuring that the composition of the Board of Directors accurately reflects the needs of our business and, in accordance with the foregoing, proposing the addition of members for purposes of obtaining the appropriate members and skills.

        To fulfill its responsibility to recruit and recommend to the full Board of Directors nominees for election as Directors, the Governance Committee reviews the composition of the Board of Directors to determine the qualifications and areas of expertise needed to further enhance the composition of the Board of Directors and works to attract candidates with those qualifications. In evaluating a director candidate, the Committee considers factors that are in the best interests of the Company and its shareholders, including the knowledge, experience and integrity of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which the Board of Directors desires to have represented; each candidate's demonstrated leadership ability and the ability to exercise sound business judgment; each candidate's ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by the Board of Directors and any core competencies or technical expertise necessary to staff committees of the Board of Directors. Directors should have a background and experience in areas important to the operations of the Company, and should be individuals of high integrity and independence with substantial accomplishments.

        In connection with director nominations, the Committee also considers the nominees' roles in (i) assisting with our business strategy, (ii) overseeing our efforts in complying with the disclosure requirements of the SEC and the Nasdaq Stock Market, (iii) assisting in improving our internal controls and disclosure controls and (iv) overseeing our corporate governance and leadership structure.

        Each nominee and current board member brings a strong and unique background and set of skills to the Board of Directors, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, military background, accounting and finance, risk assessment, manufacturing and government. Set forth below is a discussion on certain of the specific skills that qualify each of our current Directors and Director nominees to serve as a Director or to be nominated for re-election.

        Mr. Moody has served as a director since September 2006 and as our Chairman and Chief Executive Officer since February 2008, thus bringing historical and operational knowledge of Force Protection. He has more than 30 years of experience in operational management, reorganizations and acquisitions and has undertaken many business transformations in the roles of chief operating officer or president of domestic and international companies, bringing the necessary leadership to the Company during a time of transformation of the business.

        LTG Roger G. Thompson, Jr., USA (Ret.) is a veteran with 34 years of active military duty, including experience with field artillery, procurement and transportation units, bringing significant background, industry and procurement experience. He also currently provides executive leadership to the Association of the United States Army, where he oversees the landpower exhibition and the overseas trade shows.

        Mr. Day, as a former partner of Arthur Anderson LLP and then a Director at Deloitte & Touche LLP, brings extensive experience in auditing, financing and accounting, corporate governance and internal controls in particular with respect to public companies and he is the financial expert on the Audit Committee.

        Mr. Paxton, as a professional engineer with over 30 years of experience in the aerospace, wireless voice and data, logistics and manufacturing industries, brings significant expertise in the technical and operational aspects of the Company.

        MajGen. Davis USMC (Ret.) brings significant experience in management and leadership positions in business, law enforcement and the military, as well as experience in both active and reserve duty with the U.S. Marine Corps.

        Mr. Ellis brings significant experience from both the U.S. Army and in private business and manufacturing companies, thus providing operational expertise and leadership experience.

        Mr. Merlau has an extensive background in a variety of businesses and has served as an operational and strategic business consultant, and has acquisition and integration experience.

Policies Governing Director Nominations

        In recommending candidates for election to our Board of Directors, the independent members of our Board consider nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. All of the independent directors of our Board, or a special committee of the independent directors of our Board, may be appointed to evaluate each candidate's qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in members of our Board of Directors.

        Evaluations of candidates generally involve a review of background information, internal discussions and interviews as appropriate. Generally, the Governance Committee will consider various criteria in deciding whether to make a recommendation. These criteria include an expectation that directors have substantial accomplishments in their professional backgrounds, are able to make independent, analytical inquiries and exhibit sound judgment. Director candidates should possess the highest personal and professional ethics, honesty, integrity and values, be committed to promoting the long-term interests of our shareholders and be able and willing to devote the time necessary to carry out their duties and responsibilities as members of our Board of Directors. Further, consideration is given to having a diversity of background, experience, skill and perspective among the directors, and that the directors represent a range of differing professional positions, including public and private companies, industry sectors and expertise. The Board does not have a specific policy with respect to the diversity of its directors. In addition, if directors will be serving on the Audit Committee, they must meet our standards for independence and be free from potential conflicts of interest.

        Upon selection of a qualified candidate, the independent directors, or special committee, as the case may be, recommend the candidate for consideration by our full Board of Directors. The Board's recommendation is based on its determination using advice and information supplied by the Governance Committee as to the suitability of nominees. The independent directors, or special committee, may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

        Our Board of Directors will consider all shareholder recommendations for candidates for the Board, which should be sent to the Board of Directors, c/o Corporate Secretary, Force Protection, Inc., 9801 Highway 78, Building 1, Ladson, South Carolina 29456. When submitting candidates for nomination to be elected at the Company's Annual Meeting of Shareholders, shareholders must follow the notice procedures, which are described under the heading "Shareholder Proposals and Director Nominations for 2011 Annual Meeting."

Executive Officers

        The following table sets forth certain information about our executive officers as of March 19, 2010.

Name	Age	Position
Michael Moody	63	Chairman of the Board, Chief Executive Officer and President
Charles A. Mathis.	50	Chief Financial Officer
Randy Hutcherson	56	Chief Operating Officer
Lenna Ruth Macdonald	47	Chief Strategy Officer, General Counsel (Chief Legal Officer) and Corporate Secretary
MG James Grazioplene, USA (Ret.)	60	Executive Vice President, Total Life Cycle Support

        Michael Moody.    Mr. Moody was appointed President of Force Protection, Inc. in September 2007, the Interim Chief Executive Officer on January 30, 2008 and the Chief Executive Officer on February 29, 2008. Mr. Moody has more than 30 years of senior management experience in operational management, reorganizations, acquisitions and business transformations. From 2005 through 2007, he provided business and financial advisory services to privately-held businesses. Mr. Moody was the Chief Operating Officer at the London American General Agency and Senior Vice President of Corporate Development for Magna Carta Companies, a mutual insurance company, where he also served on the board of directors. Mr. Moody received the designation of Certified Practicing Accountant (Australia) and became an associate with the Australian Society of Accountants. Mr. Moody holds a Bachelor of Arts in Economics from Macquarie University in Sydney, Australia.

        Charles A. Mathis.    Mr. Mathis joined Force Protection, Inc. in June 2008 as Executive Vice President—Finance and was appointed Chief Financial Officer effective October 1, 2008. Mr. Mathis has over 20 years of experience in strategic finance and accounting for a number of manufacturing companies including two major defense contractors. Prior to joining Force Protection, Mr. Mathis was Chief Financial Officer of EFW, Inc. a U.S. segment of Elbit Systems Ltd., a public Israeli defense conglomerate. At Elbit, Mr. Mathis was responsible for all areas of finance, contract accounting, government compliance, Sarbanes Oxley compliance, tax and the development of joint venture agreements. Prior to Elbit, Mr. Mathis was Vice President, Finance and IT, with Fairbank Morse Engine, a supplier of medium-speed diesel engines to the U.S. Navy and the engine segment of EnPro Industries. Mr. Mathis completed his undergraduate studies at Wake Forest University and received his Master of Business Administration from the University of Chicago Graduate School of Business. Mr. Mathis served as a Lieutenant in the U.S. Marine Corps and is a certified public accountant.

        Randy Hutcherson.    Mr. Hutcherson joined Force Protection as Executive Vice President, Programs, Global Sales and Business Development in April 2009 and was promoted to Chief Operating Officer in February 2010. He has responsibility for Force Protection's global sales, program and contract management, as well as communications and legislative activities. Prior to serving in this newly-formed position, Mr. Hutcherson was employed as Vice President of Tanker Programs for EADS North America as well as Vice President of Rotorcraft Programs. In addition to his experience in the private sector, Mr. Hutcherson served 26 years in the United States Marine Corps in a variety of capacities and retired as a Colonel in the Marine Corps Office of Legislative Affairs in 2002. He holds a Bachelor of Science in Aerospace Engineering from the United States Naval Academy, a Master of Science in Systems Management from Troy State University and a Master of Science in National Security Strategies from the National War College.

        Lenna Ruth Macdonald.    Ms. Macdonald joined Force Protection, Inc. in November 2007 with over 19 years of legal experience as in-house counsel and in private practice. She was promoted to her current position from Co-General Counsel and Corporate Secretary in March 2008. Ms. Macdonald has specialized experience in corporate governance, compliance, securities, mergers and acquisitions and transactional matters. Prior to joining the Company, she served as vice president, general counsel and corporate secretary of Commonwealth Industries, Inc., (a Nasdaq-listed leading aluminum sheet manufacturer), as in-house counsel for Banc One Corporation and as Assistant General Counsel and Group Leader at BONHAM, a Banc One subsidiary. Ms. Macdonald was also an associate with the international law firm McDermott, Will & Emery based in its Boston, Massachusetts office. Ms. Macdonald holds a Juris Doctor from Emory University School of Law, attended the Master of Science Program at the London School of Economics and Political Science, and holds an Artium Baccalaureus (A.B.) from Brown University.

        MG James Grazioplene, USA (Ret.).    MG Grazioplene joined Force Protection as Executive Vice President, Total Life Cycle Support on May 4, 2009. MG Grazioplene has direct responsibility for oversight and management of the Company's growing business of providing total life cycle support to its fleet of fielded vehicles including service, spare parts and related logistics, maintenance and support through the Company's in-theatre award-winning Field Service Representatives. MG Grazioplene also has direct oversight of the Company's newly-developed 120 acre off-road training facility located in Roxboro, North Carolina. MG Grazioplene reports directly to Randy Hutcherson, the Company's Chief Operating Officer. Prior to joining the Company, MG Grazioplene most recently worked for KBR, Inc., as its Vice President, Global Programs in the Government and Infrastructure Division. Prior to that, he was employed by SYColeman, a subsidiary of L3 Communications Holdings as Vice President, Surveillance and Security Applications. Prior to his employment in the private sector, MG Grazioplene, a graduate of West Point, served in the United States Army for 32 years, achieving the rank of Major General. At the time of his retirement from the Army, he held the position of Director of Force Development in the Office of the Deputy Chief of Staff, Pentagon.

CORPORATE GOVERNANCE

Role of the Board of Directors

        Our day-to-day business is managed by our executive officers under the direction and oversight of our Board of Directors, which has responsibility for establishing broad corporate policies and for the overall strategic direction of the Company. Members of our Board are kept informed of the Company's business by reviewing materials and various documents provided by management, visiting the Company's offices, participating in Board and committee meetings and discussing operations and financial reports prepared by or under the direction of the Chief Executive Officer and President, the Chief Financial Officer and other members of management.

        The Board of Directors is currently comprised of seven directors, in accordance with the provisions of the Company's Amended Articles of Incorporation and Bylaws, which provide for a range of no less than one and no more than 15 directors, with the number of directors to be set by our Board.

        Our Board of Directors is divided into three classes, with each class of directors serving a staggered three-year term. The term of one class expires each year. Directors are encouraged to attend the Company's Annual Meetings of Shareholders. All members of our Board serving at such time attended the Annual Meeting in 2009.

Board Leadership Structure and Risk Oversight

        Our Company is led by Mr. Moody, who has served as our Chief Executive Officer since February 29, 2008 and Chairman of the Board of Directors since January 8, 2008. Mr. Moody has served as a director since September 2006 and was appointed President in September 2007. Mr. Moody assisted the Company through the departure of its prior Chief Executive Officer on January 31, 2008, at which time Mr. Moody was appointed Interim Chief Executive Officer. Mr. Moody has more than 30 years of senior management experience in operational management, reorganizations and acquisitions and has undertaken many business transformations in the roles of chief operating officer or president of domestic and international companies. At the time of Mr. Moody's appointment as Chief Executive Officer, the Company's former Chief Financial Officer and former Chief Operating Officer resigned. Given the large turnaround required by the new management of the Company, the Board believed that the efficient operation and continuity of the Company would be best served by the appointment of Mr. Moody to the roles of both Chief Executive Officer and Chairman of the Board.

        Our Board leadership structure is commonly utilized by other public companies in the United States, and we believe that it is effective for the Company. This leadership structure is appropriate for our Company given the size and scope of our business, the experience and active involvement of our independent directors, and our corporate governance practices, which include regular communication with and interaction between and among Mr. Moody and the independent directors. Pursuant to our Corporate Governance Guidelines, our Board selects the Chairman and the Chief Executive Officer that it determines to be in the best interest of the Company's shareholders. Of the seven members of our Board, six are independent from management. The Board appointed a lead independent director, LTG Roger G. Thompson, Jr., USA (Ret.) in January 2008 and executive sessions are led by him as the lead director at which only the independent directors are present and are regularly held. We believe that having a combined Chairman and Chief Executive Officer, independent chairs for each of our Board committees and an independent lead director provides the best form of leadership for our Company. As part of our self-evaluation process, we evaluate our leadership structure to ensure that the Board continues to provide the optimal structure for our Company and our shareholders.

        We believe that our directors provide effective oversight of risk management functions, especially through the work of our Audit Committee. The Audit Committee regularly receives reports from management regarding the assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which considers the Company's risk profile. The Audit Committee and the full Board focus on the most significant risks facing the Company, the Company's general management strategy, and also ensure that risks undertaken by the Company are consistent with the Board's tolerance for risk. While the Board oversees the Company's risk management, Company management is responsible for day-to-day risk management processes. Pursuant to the Board's delegation of authority of certain matters to management adopted in January 2008, management is required to raise exceptional issues to the board. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that the Board leadership structure supports this approach.

Director Independence

        In determining independence, our Board of Directors determines whether a director has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. When assessing materiality, our Board considers all relevant facts and circumstances including, without limitation, transactions between the Company and the director, family members of directors and organizations with which the director or potential director is affiliated. Our Board further considers the frequency and dollar amounts associated with any of these transactions and whether the transactions were in the ordinary course of business and were consummated on terms and conditions similar to those with unrelated parties.

        On an annual basis, each member of our Board of Directors is required to complete a questionnaire designed in part to provide information to assist our Board in determining whether the director is independent under the rules and regulations of Nasdaq, the rules and regulations of the U.S. Securities and Exchange Commission ("SEC") and other applicable laws. In addition, each director or potential director has an affirmative duty to disclose to our Board relationships between and among that director (or an immediate family member), the Company and/or the management of the Company.

        Our Board has affirmatively determined, upon the assessment provided by the Governance Committee, that all of our current directors, other than Mr. Moody, the Chief Executive Officer and President of the Company, were in 2009 and are currently independent because each person has no material relationship with the Company, our management or our independent registered public accounting firm, and that each director met the independence standards under the rules and regulations of Nasdaq, the rules and regulations of the SEC and other applicable laws. Our Board determined that Mr. Moody is not independent due to his status as an executive officer of the Company.

Corporate Governance Guidelines

        On September 31, 2009, the Board adopted Corporate Governance Guidelines to help fulfill its responsibilities to the Company's shareholders to oversee the work of management and the Company's business operations. The guidelines are intended to assure that the Board has the necessary authority and practices established to review and evaluate the Company's business operations and to make decisions independent of management. These guidelines, which provide a framework for the conduct of the Board's business, provide that:

  •
  A majority of the members of the Board shall be independent directors;

  •
  The Board's Governance Committee will work to determine the suitability of individual Board members, taking into account an individual's skills, expertise, industry and other knowledge and business experience and make assessments regarding the independence of individual Board members;

  •
  The Board will have full access to management and employees;

  •
  The independent directors shall meet regularly in executive sessions;

  •
  The Governance Committee will make available continuing education programs for directors, when appropriate;

  •
  The Board's Compensation Committee will at least annually evaluate the performance of the Chief Executive Officer; and

  •
  The Board's Governance Committee will conduct an annual evaluation of the performance of the Board.

        In 2009, all members of the Board attended the Harvard Business School seminar, "Making Corporate Boards More Effective."

        Our Corporate Governance Guidelines may be found on our website at www.forceprotection.net under the heading "Governance Policies."

Governance Committee

        The members of the Governance Committee are Messrs. Paxton (Chairman), Ellis and Merlau, MajGen. Davis, USMC (Ret.), and LTG Thompson, USA (Ret.). The purpose of the Governance Committee is to assist the Board of Directors in identifying qualified individuals to become Board members, to determine the composition of the Board and committees and to monitor a process to access Board effectiveness and implementing the Company's corporate governance principles. Pursuant to its charter, the Governance Committee is responsible for:

  •
  Searching for individuals qualified to become Board members and select director nominees;

  •
  Developing a policy regarding the consideration of nominees for directors;

  •
  Developing Board qualifications for director candidates and reviewing these qualifications with the Board periodically;

  •
  Evaluating and reporting to the Board on the performance and effectiveness of the Board;

  •
  Annually reviewing the composition of each committee and presenting recommendations for committee membership to the Board;

  •
  Developing and recommending to the Board a set of corporate governance principles, reviewing these principles regularly and monitoring compliance;

  •
  Forming and delegating subcommittees, as appropriate;

  •
  Retaining any consultant or firm that the committee considers appropriate to assist in identifying director candidates, retaining outside counsel and other advisors as appropriate;

  •
  Oversee director compensation and make recommendations to the Board;

  •
  Conducting an annual evaluation of the Governance Committee's performance; and

  •
  Annually reviewing the adequacy of the charter.

        The Governance Committee's charter is posted on the Company's website at www.forceprotection.net under "Investor Relations—Board Committees." Shareholders can obtain a printed copy of the Governance Committee's charter by sending a written request to the Corporate Secretary at Force Protection, Inc., 9801 Highway 78, Building 1, Ladson, South Carolina 29456.

Related Party Transactions

        Our Board of Directors recognizes that transactions with related parties can present actual or potential conflicts of interest and wants to ensure that Company transactions are based solely on the best interest of the Company and our shareholders. Accordingly, our Board has delegated responsibility to the Audit Committee of our Board of Directors ("Audit Committee") to review transactions between the Company and related parties, which are further described below. The Audit Committee has adopted a written policy providing procedures for review, approval and ratification of related party transactions.

        A related party transaction is a transaction between the Company and (a) a director, officer or 5% shareholder; (b) an immediate family member of a director, officer or 5% shareholder; or (c) any other entity in which any of these persons have a material interest. All reportable related party transactions must be reviewed, approved or ratified by the Audit Committee. In determining whether to approve or ratify such transactions, the Audit Committee will take into account, among other factors and information it deems appropriate: (1) the related parties' relationship to Force Protection and interest in the transaction; (2) the material facts of the transaction; (3) the benefits of the transaction to Force Protection; (4) an assessment of whether the transaction is (to the extent applicable) in the ordinary course of business, at arm's length, at prices and terms customarily available to unrelated third-party vendors or customers generally, and whether the related party had any direct or indirect personal interest in, or received any personal benefit from, such transaction; and (5) if applicable, the availability of other sources of comparable products and services. The Audit Committee chairperson is authorized to approve related party transactions when it is impractical or undesirable to wait until the next committee meeting for approval. Such transactions must be reported to the Audit Committee at the next meeting.

        Our Board of Directors reviews all disclosed relationships and transactions for compliance with the independence standards and makes a determination of the independence of each director. For those directors identified as independent, the Company and our Board are aware of no relationships or transactions with the Company or management other than those of a type deemed immaterial in accordance with the guidelines described above.

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee of our Board of Directors ("Compensation Committee"). None of the current members of our Compensation Committee is now or has ever been an officer or employee of Force Protection or any subsidiary of Force Protection. See "Related Party Transactions" above for a discussion of the Company's transactions with related parties.

Presiding Lead Director; Executive Sessions

        As of January 8, 2008, the Board of Directors appointed LTG Roger G. Thompson, Jr., USA (Ret.) as our presiding lead director. Our lead director serves as the chair of the non-management executive sessions. The independent directors meet regularly without the Chief Executive Officer or other members of management present in executive sessions. Our Board intends to hold executive sessions of the non-management directors in conjunction with each regularly scheduled in-person meeting of the Board. Executive sessions were regularly scheduled during the Board's in-person meetings during 2009. In addition, the Chief Executive Officer's performance review is conducted in executive session, and the Audit and Compensation Committees periodically meet in executive session.

Committees of the Board of Directors

        Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Governance Committee, which operate under written charters approved by the full Board. The Governance Committee was established in May 2009. Each committee is composed entirely of directors meeting the applicable independence standards of Nasdaq and the rules and regulations of the Exchange Act, and our Board has determined in its business judgment that each director qualifies as "independent" from the Company and its management in accordance with the guidelines described above under "Director Independence." For 2009, LTG Thompson, Jr., USA (Ret.) and Messrs. Day, Merlau and Paxton were the members of our Audit Committee. Our Board determined that Mr. Day is an "audit committee financial expert" defined by applicable SEC rules and that the members of the Audit Committee are "financially literate."

        The charters for each of the committees can be viewed on the Company's website at www.forceprotection.net under "Investor Relations—Board Committees" and are available in print at no charge to any shareholder upon request to the Corporate Secretary of Force Protection, Inc., 9801 Highway 78, Building 1, Ladson, South Carolina 29456.

  Standing Committee Composition

        The chart below identifies the members of each standing committee, each committee chairperson, and the number of meetings held by each committee during 2009.

Name	Audit Committee	Compensation Committee	Governance Committee
John S. Day	Chair	X
MajGen. Jack A. Davis, USMC (Ret.)(1)		Chair	X
B. Herbert Ellis(2)		X	X
Kenneth A. Merlau(3)	X		X
John W. Paxton, Sr.	X	X	Chair
LTG Roger G. Thompson, Jr., USA (Ret.)(4).	X	X	X
2009 Meetings	14	11	5

(1)
MajGen. Jack A. Davis, USMC (Ret.) joined the Governance Committee in May 2009 and served on the Audit Committee from January 2009 through May 2009.

(2)
Mr. Ellis joined the Compensation Committee and Governance Committee upon his election to the Board in May 2009

(3)
Mr. Merlau joined the Audit Committee and the Governance Committee upon his election to the Board in May 2009.

(4)
LTG Roger G. Thompson, Jr., USA (Ret.) joined the Governance Committee in May 2009.

  Board Meeting Attendance

        Our Board of Directors met 19 times during our fiscal year ended December 31, 2009. Each director attended at least 90% of the meetings of the committees on which they were serving. All directors holding office at such time attended the Company's 2009 Annual Meeting and are expected to attend the Company's 2010 Annual Meeting, although we do not have a formal policy.

Director Compensation

        The following table shows the compensation of the non-employee members of our Board of Directors for 2009.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	All other Compensation	Total
MajGen. Jack A. Davis, USMC (Ret.)	$117,000	$40,000	—	$157,000
John S. Day	$115,500	$40,000	—	$155,500
B. Herbert Ellis	$88,750	$70,001	—	$158,751
Kenneth A. Merlau	$78,750	$70,001	—	$148,751
John W. Paxton, Sr.	$112,750	$40,000	—	$152,750
LTG Roger G. Thompson, Jr., USA (Ret.)	$140,250	$40,000	—	$180,250

(1)
Mr. Moody, our current Chairman, Chief Executive Officer and President, did not receive any compensation in 2009 for service as a director.

(2)
Reflects the total grant date fair value, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, of stock options granted in 2009 for all individuals. The fair value of the awards was determined in accordance with ASC 718.

 2010 SUMMARY NON-EMPLOYEE BOARD COMPENSATION

        In February 2009, the Compensation Committee engaged an external independent compensation consultant, Hewitt Associates LLC ("Hewitt"), to assist in a review and revision to our director compensation program. The independent compensation consultant provided benchmark director compensation data as compared with other companies of similar revenue size, market capitalization and industry. A description of the benchmark data groups may be found in the section "Compensation Discussion and Analysis" below. Our Board of Directors, based on the recommendation of the Compensation Committee, approved a new director compensation program for 2009 including restricted stock awards and cash components as shown in the table below.

	Component	Approved
Board	Retainer (annual to be paid quarterly in advance)	$40,000
	Chairman Retainer(1) / Lead Director Retainer	$25,000
	Meeting Fees (in-person)(2)	$1,500
	Meeting Fees (teleconference)(2)	$750
	Annual Restricted Stock Award grant ($ worth of restricted stock as of the grant date)	$40,000
	Sign-on Restricted Stock Award grant ($ worth of restricted stock as of the grant date)	$30,000
Committees	Audit Committee Chairman Retainer	$10,000
	Compensation Committee Chairman Retainer	$5,000
	Governance Committee Chairman Retainer	$5,000
	Committee Meeting Fees (in-person)	$1,000
	Committee Meeting Fees (teleconference)	$500

(1)
Mr. Moody, our current Chairman, does not receive a retainer for his services as Chairman.

(2)
Meeting fees also include attendance at meetings, trade shows, customer visits and other events at the request of the Company.

        In 2010, the oversight of director compensation was delegated to the Governance Committee. In February 2010, the Governance Committee determined that there would be no increase in cash or equity director compensation for 2010.

Code of Conduct and Ethics

        Our Board of Directors has adopted a code of ethics ("Code of Conduct and Ethics") that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Conduct and Ethics is available on our website at www.forceprotection.net, under "Investor Relations—Governance Policies." A copy of the Code of Conduct and Ethics may also be obtained free of charge from us upon a request directed to the Corporate Secretary of Force Protection, Inc., 9801 Highway 78, Building 1, Ladson, South Carolina 29456. We intend to promptly disclose any substantive changes in or waivers, along with the reasons for the waivers, of the Code of Conduct and Ethics granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and our directors by posting such information on our website at www.forceprotection.net under "Investor Relations."

Communication with the Board of Directors

        Shareholders may communicate with any of the Company's directors individually, our Board of Directors as a group or any Board committee by (1) sending an email to the Board, a particular director or a committee at directors@forceprotection.net; (2) mailing correspondence c/o Corporate Secretary, Force Protection, Inc., 9801 Highway 78, Building 1, Ladson, South Carolina 29456; or (3) calling and leaving a voicemail message on the Company's Compliance Hotline toll-free at 800.695.5218. Our Board has delegated to the Corporate Secretary, or her designee, responsibility for determining, in her discretion, whether the communication is appropriate for a director, committee or our Board's consideration.

        According to the policy adopted by our Board of Directors, the Corporate Secretary is required to direct all communications regarding personal grievances, administrative matters or similar issues to the appropriate individual within the Company. Some types of communications, including job inquiries, spam, junk mail, mass mailings, product complaints or inquiries, surveys and requests for information about us, offers of goods and services, requests for donations and sponsorships, business solicitations or advertisements, product ideas, patently offensive material, otherwise inappropriate materials, as well as communications unrelated to us or our business, will not be forwarded to our Board. All other communications are to be submitted to the Board as a group, to the particular director or committee to whom it is addressed or, if appropriate, to the director or committee the Corporate Secretary believes to be the most appropriate recipient. If you send an email or letter or leave a message for the Board, a committee or a director, you will receive a written acknowledgement from the Corporate Secretary confirming receipt of your communication. A copy of the procedure adopted by our Board regarding shareholder communications is available free of charge by sending a written request to the Corporate Secretary at Force Protection, Inc., 9801 Highway 78, Building 1, Ladson, South Carolina 29456.

        Concerns and questions relating to accounting, internal accounting controls, financial policy, risk management or auditing matters are brought to the attention of the Audit Committee and are handled in accordance with the procedures adopted by the Audit Committee. These concerns also may be reported confidentially and anonymously through the Company's Compliance Hotline toll-free at 800.695.5218. If requested, we will endeavor to keep information that has been submitted confidential, subject to any need to conduct an effective investigation and take appropriate action.

EXECUTIVE COMPENSATION

Compensation Committee

        The members of the Compensation Committee of the Company are MajGen. Davis, USMC (Ret.) (Chairman), LTG Thompson, Jr. USA (Ret.) and Messrs. Day, Paxton and Ellis. Mr. Day joined the Compensation Committee on April 7, 2009; all other members served during all of 2009. All the members of the Compensation Committee are "independent directors" within the meaning of the Nasdaq rules, are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and are "non-employee directors" within the meaning of Rule 16b-3 of the Exchange Act. During 2009, the Compensation Committee held 11 meetings.

        The purpose of the Compensation Committee is to provide the oversight required to ensure the integrity of the Company's compensation and employee benefit plans, practices and reporting and to assist the Company's Board of Directors with:

  •
  oversight of executive compensation;

  •
  compliance with legal and regulatory reporting for compensation;

  •
  oversight of all compensation systems which involve the issuance of the Company's stock and other equity securities; and

  •
  preparation of the committee report in the Company's annual proxy statement and such other reports as required.

        Pursuant to its charter, the Compensation Committee is responsible to:

  •
  Annually review and approve the compensation with respect to the Chief Executive Officer and make recommendations to the Board with respect to the compensation for named executive officers, including salary, bonus and equity compensation. The Chief Executive Officer may not be present during the voting or deliberations of the Committee with respect to his or her compensation.

  •
  Review and recommend to the Company's Board the terms of compensation agreements or modification of prior compensation agreements with respect to the Chief Executive Officer and other executive officers of the Company including, but not limited to, the form of employment and severance and change of control conditions.

  •
  Review and recommend to the Board equity-based plans and grants involving the use of Company stock and other equity securities.

  •
  Produce a report on executive compensation as required by the SEC to be included in our annual proxy statement and such other reports as required.

  •
  Assist the Board in developing and evaluating potential candidates for executive positions, including the Chief Executive Officer, and to oversee the development of executive succession planning.

  •
  Perform such other duties and responsibilities as may be assigned to the Committee from time to time by the Board, including without limitation, the implementation and administration of our equity-based plans and reviewing and making recommendations to the Board on the competitiveness of the Company's compensation and benefit plans for directors, officers and key employees.

        The Compensation Committee's charter is posted on the Company's website at www.forceprotection.net, under "Investor Relations—Board Committees." Shareholders can obtain a printed copy of the Compensation Committee's Charter free of charge by sending a written request to the Corporate Secretary at Force Protection, Inc., 9801 Highway 78, Building 1, Ladson, South Carolina 29456.

        For each named executive officer, other than our Chief Executive Officer, the Compensation Committee reviews and approves all elements of our executive compensation program, taking into consideration recommendations from our Chief Executive Officer and human resources staff, recommendations from the Compensation Committee's independent outside compensation consultant, and other information, including competitive market information. For our Chief Executive Officer, the Compensation Committee reviews and approves his executive compensation program taking into consideration the Board's evaluation, recommendations from human resources staff, recommendations from the Compensation Committee's outside consultant, and other relevant information, including competitive market information.

        The Compensation Committee may, in its discretion, utilize the services of a compensation consultant or other professional or expert to provide data and advice to the Compensation Committee regarding the compensation of executives of the Company and to assist the Compensation Committee in performing its other responsibilities. The retention and, where appropriate, the termination of any such compensation consultant is the sole discretion of the Compensation Committee without the participation of any officer or other member of management. The Compensation Committee approves the appropriate funding to be paid to any advisors to the Committee and ordinary administrative expenses of the Compensation Committee that are necessary to carry out its duties.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis section of this Proxy Statement with management as required by Item 402(b) of Regulation S-K. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

  MajGen. Jack A. Davis, USMC (Ret.) (Chairman)
  John S. Day
  B. Herbert Ellis
  John W. Paxton, Sr.
  LTG Roger G. Thompson, Jr., USA (Ret.)

The preceding Compensation Committee Report is provided only for the purpose of this Proxy Statement. Pursuant to the regulations of the SEC, this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated, in whole or in part, in any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act.

 Compensation Discussion and Analysis

Overview of Program

        The compensation and benefits provided to our named executive officers for 2009 are set forth in detail in the Summary Compensation Table and other tables and the accompanying footnotes and narrative material. This Compensation Discussion and Analysis explains the purposes of our executive compensation and benefits program and explains the material elements of the compensation awarded to each of our named executive officers. The discussion focuses primarily on the compensation awarded for the year ended December 31, 2009, but also addresses certain actions taken by the Compensation Committee during its review of the executive compensation program in early 2010. Our executive compensation and benefits program is designed and administered under the direction and control of the Compensation Committee. For more information, see "Compensation Committee" above.

Compensation Philosophy

        The Compensation Committee oversees the design, development and implementation of our executive compensation program. The objectives of the compensation philosophy is to:

  •
  Support our ability to attract and retain world-class leaders;

  •
  Align the interests of executives and shareholders through the use of long-term incentive compensation;

  •
  Reward performance, both short-term and long-term; and

  •
  Incorporate competitive pay practices that reflect consideration of compensation practices and pay levels of others in our industry and in general industry.

        To achieve these objectives, the Force Protection compensation program consists of a mix of:

  •
  Base salary;

  •
  Short-term incentives;

  •
  Long-term incentives comprised of stock options and performance-based restricted stock;

  •
  Health and welfare benefits;

  •
  Retirement benefits including a 401(k) retirement plan, including a Company match (the "401(k) Plan"), and a voluntary nonqualified deferred compensation plan; and

  •
  A perquisite allowance.

        Force Protection's executive compensation program is administered under the direction of the Compensation Committee and is reviewed by the Compensation Committee on an annual basis to ensure that compensation levels meet the objectives stated above. The Compensation Committee uses information provided by its independent outside compensation consultant and internal human resources personnel to make informed compensation and benefit program decisions. The Chief Executive Officer is not involved in decisions regarding his own compensation.

 Executive Summary

        The transformation of Force Protection made significant progress in fiscal 2009, with careful control of our cost structure and continued focus on our stated strategy of pursuing a broader range of products and customers. In 2009, we were able to demonstrate the capability to create significant value for our shareholders and our customers. The achievements in 2009 included:

  •
  Broadening our customer base and market presence:

  •
  We enhanced the market presence of Force Protection Europe and leveraged its brand strength in the United Kingdom and other international markets.

  •
  In April, we received (through our Integrated Survivability Technologies joint-venture) our first award from the United Kingdom Ministry of Defence for the production of 97 fully-integrated Wolfhound vehicles and in May received an order for an additional testing vehicle.

  •
  In September, we formed Force Protection Australasia Pty Ltd ("Force Protection Australasia"), an Australian company to pursue market opportunities in Australia and Asia.

  •
  In 2009, we initiated installation of Independent Suspension Systems on our Cougar vehicles at the U.S. MRAP Support Facility in Kuwait, which was designated by the MRAP Joint Program Office as a long-term maintenance capability.

  •
  Building a leadership team to lead us forward, including the appointment of:

  •
  Executive Vice President, Programs, Global Sales and Business Development and his promotion to Chief Operating Officer, and

  •
  Executive Vice President, Total Life Cycle Support

        The management team has performed well for shareholders since taking over in January 2008. As the chart below shows, Force Protection's two year cumulative total shareholder return has surpassed the performance of all of our comparators and the referenced index.

 Comparison of Two-Year Cumulative Total Shareholder(1) Return—
December 2007 through December 2009

Date	Force Protection	S&P 600 Small Cap	S&P 600 Small Cap Aerospace and Defense	Current Peer Group
December 31, 2007	$100.00	$100.00	$100.00	$100.00
December 31, 2008	$127.78	$68.94	$64.44	$56.33
December 31, 2009	$111.33	$86.52	$61.16	$65.38

(1)
Total shareholder return assuming $100 invested on December 31, 2007 and reinvestment of dividends on a quarterly basis.

        In light of the continuing evolution of our business, our executive compensation plan is designed to align with our strategic objectives. For 2009, we made the following compensation decisions for our senior executives, which includes all the named executive officers listed in the Summary Compensation Table on page 42, sometimes referred to as the "Executive Committee."

  •
  No base salary increases in 2009.

  •
  The annual cash bonus program was simplified to focus on three key strategic objectives: earnings per share, net cash provided in operating activities and new orders. The program was also modified to provide for above-target bonus payouts for above-target performance.

  •
  A new performance-restricted stock program was implemented that requires both time-based vesting and the achievement of specific strategic goals, including new products and services, effective internal controls and enhanced product quality, in order for shares to vest. The new program replaced the time-based vesting restricted stock program that was used in 2008 and further links our executive compensation to performance.

  •
  A formal clawback provision was included in cash bonus awards with respect to the recoupment of certain payments in the event of a restatement of the Company's financial statements due to fraud or intentional misconduct.

  •
  The tax gross-up on home security and financial planning perquisites was eliminated.

2009 Program Review

Composition Peer Group

        Two peer groups were used in assessing market pay levels: a defense industry group ("Defense Industry") that represents companies in a similar line of business, and a general industry group ("General Industry") to provide a broader measure of competitors for talent with Force Protection. These groups are different from the peer groups used in 2008 due to the expectation that Force Protection's revenue would be lower in 2009 than in 2008. As a result of the modifications to the companies included in the 2009 peer groups, the 2009 median market compensation levels are lower in our 2009 peer groups than in the 2008 peer groups. Our 2009 compensation decisions were based on the updated 2009 peer groups.

        The Defense Industry group was comprised of 16 companies in the Standard and Poor's Aerospace and Defense industry index with revenues between $100 million and $1.5 billion. Median revenue and market capitalization for this group was $466 million and $644 million, respectively. We believe that the 2009 Defense Industry peer group provides a representation of compensation levels in our industry category among companies similar to our size. The following table contains the companies in the Defense Industry Peer Group.

2009 Defense Industry Peer Group

AAR Corporation AeroVironment, Inc. Argon ST, Inc. Axsys Technologies, Inc.(1)	Ceradyne, Inc. Cubic Corporation Ducommun Incorporated GenCorp, Inc.	Heico Corporation Hexcel Corporation Kratos Defense and Security Solutions, Inc. Ladish Co., Inc.	LMI Aerospace, Inc. Sparton Corporation Stanley, Inc. Triumph Group, Inc.

(1)
Axsys Technologies, Inc. was acquired by General Dynamics in September 2009.

        The General Industry group was comprised of 18 companies from Hewitt's Total Compensation Measurement™ database with revenue below $1.0 billion. Median revenue and market capitalization for this group was $738 million and $436 million, respectively. We believe that the 2009 General Industry peer group as listed in the table below provides a representation of compensation levels in the broader industry from which we compete for talent.

2009 General Industry Peer Group

Alpharma Inc. Ameron International Corporation Bissell Homecare, Inc. Bush Brothers & Company Cabot Oil & Gas Corporation	Graco Inc. Hollister Incorporated Innophos, Inc. Johnson Outdoors Inc. Milacron Inc.	Neenah Paper, Inc. OMNOVA Solutions Inc. R. G. Barry Corporation Thermadyne Holdings Corporation	Timex Corporation Tredegar Corporation Valeant Pharmaceuticals International Zep, Inc.

Executive Pay Benchmarking

        At the Compensation Committee's request, in February 2009, Hewitt evaluated the Company's compensation programs using the peer groups listed above and made recommendations regarding the Company's compensation programs and their alignment with the organization's compensation philosophy and business strategies.

        Hewitt's analysis provides market compensation pay levels for each of the members of the Executive Committee at the time of the analysis including base salary levels, annual and long-term incentive opportunities, total compensation and mix of pay. In addition to the compensation data, the Committee also considers several other factors in making compensation decisions: prior year's compensation, scope of responsibility of the incumbent, future potential, Company performance, succession planning and retention. The Compensation Committee also reviews tally sheets summarizing current and prior year total compensation opportunities, potential wealth accumulation from equity and retirement plans, and severance and change-in-control provisions for each named executive officer. There is no specific weighting applied to each of these factors, and the impact of each varies from executive to executive and year to year.

Base Salary

        The Committee intends to review base salaries annually and to adjust base salaries as necessary to align executive salaries with market levels and changes in job scope and responsibility. The Committee sets the base salary for the Chairman, President and Chief Executive Officer, and for each additional member of the Executive Committee with input from the Chief Executive Officer. We believe that our combination of competitive base salary and incentive-based compensation allows us to attract and retain high-quality senior executives.

        We believe that an appropriate and competitive base salary (median to market) is a necessary element to attracting and retaining qualified executive officers. In determining base salary for the year ended December 31, 2009, the Compensation Committee sought to fairly compensate each executive based on the scope of their responsibilities, to ensure competitive market compensation for similar positions and to provide each executive with a reasonable level of economic security.

        As noted above, base salaries for our executive officers in 2009 were not adjusted from 2008 levels. In comparison to the Defense and General Industry Peer Groups described above, Force Protection's base salaries approximate the market median, which is in line with our stated compensation philosophy.

Short-Term Incentive Plan

        In March 2009, the Compensation Committee approved, for eligible executives, performance metrics and target performance levels for the 2009 Short-Term Incentive Plan, which is not a shareholder-approved plan. The 2009 Short-Term Incentive Plan was designed to align annual incentive pay with business objectives and performance. For 2009, the plan was modified to include fewer performance metrics, three in 2009 decreased from six in 2008, with the goal of providing greater focus and impact on what the Company believes are key strategic metrics for the organization and drivers of shareholder value.

        All of the named executive officers were eligible to participate in the 2009 Short-Term Incentive Plan. The definitions and table below describe the financial measures, threshold, target and maximum performance levels, actual 2009 performance for each measure, and the resulting payout based on 2009 performance.

  (1)
  Earnings per Share (EPS) was selected because it provides a measure of our profitability and is defined as our GAAP-based EPS results as reported in our annual report. EPS performance represents 50% of the bonus award.

  (2)
  Net Cash Provided in Operating Activities is defined as cash received or expended as a result of the Company's internal business activities. It includes cash earnings plus changes to working capital and provides a measure of the cash generated by the business. Net cash provided in operating activities represents 25% of the bonus award.

  (3)
  New Orders is defined as new awards received in fiscal 2009 including new contracts, modifications to existing contracts and follow-on purchases to existing contracts and was selected because of the Company's increased focus on securing new orders as a way of growing revenue. New Orders represents 25% of the bonus award.

        Further, the Compensation Committee determined that, in the event that 2009 fiscal year net income was less than or equal to $0, there would be no short-term incentive payout to any eligible Executive Committee member under the annual incentive plan irrespective of the performance on any other measure.

	2009 Performance Range			2009 Actual Performance
	Threshold (75% of Goal)	Target (Goal)	Maximum (125% of Goal)	In $	As a % of Target

(1) EPS	$0.255	$0.34	$0.425	$0.43	150%
(2) Net Cash Provided in Operating Activities	$26.1 million	$35.7 million	$44.8 million	$49.8 million	150%
(3) New Orders	$360 million	$480 million	$600 million	$719 million	150%

        Based on the above performance, the overall payout level was 150%.

        Each executive officer's payout from the plan was dependent upon the level of performance attained on the above measures. Payouts can range from threshold to maximum as shown in the table below. No payments are made based on a metric where performance is below threshold. Based on the performance of each measure listed in the table above, the table below displays the bonus payout for each individual (as a percentage of salary and dollar amount). The target opportunities in the table below were established, in part, based on the target opportunities of the two peer groups in the competitive market analysis and are unchanged from 2008. Overall, based on the data provided by Hewitt in February 2009, Force Protection's target opportunities were slightly below the two selected peer groups in the aggregate.

	2009 Incentive Opportunity as a % of Salary			2009 Payout(1)
	Threshold	Target	Maximum	In $	As a % of Salary

Chief Executive Officer and President	37.5%	75%	112.5%	$630,000	112.5%
Chief Financial Officer	25%	50%	75%	$225,000	75%
Chief Operating Officer	25%	50%	75%	$166,438	75%
Chief Strategy Officer, General Counsel and Corporate Secretary	25%	50%	75%	$243,000	75%
Executive Vice President, Total Life Cycle Support	25%	50%	75%	$124,315	75%

(1)
Award payouts for the Chief Operating Officer and the Executive Vice President, Total Life Cycle Support are prorated to their date of hire.

Long-Term Incentives

        Long-term incentives are intended to motivate and reward employees for creating shareholder value and to retain employees. The Company believes that stock ownership by the Executive Committee is critical in order to align the interest of our executives with those of shareholders.

        Prior to 2008, the Company did not have a shareholder-approved long-term incentive plan, nor did it grant long-term incentives on a regular basis. At its February 20, 2008 meeting, upon the recommendation of the Compensation Committee, our Board of Directors approved the adoption of the 2008 Stock Plan. The plan was approved by shareholders at the Company's 2008 Annual Meeting on November 21, 2008. The plan permits the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, dividend equivalent rights and other types of equity-based or equity-related awards.

        The Compensation Committee considers Company and individual performance assessments, executive retention, available market data, recommendations from management, share dilution and other factors to determine the size and types of long-term incentive awards for each Executive Committee member. At its April 2009 meeting, the Compensation Committee reviewed the recommendations of management and competitive market data provided by its outside compensation consultant and approved the awards listed in the Grants of Plan-Based Awards table on page 45. Management does not make a recommendation with respect to the Chief Executive Officer.

        Award levels approved by the Committee for 2009 were lower than in 2008 based on an anticipation that award levels would be lower in 2009 among the companies in the Defense and General Industry Peer Groups. In general, award levels were targeted at approximately 20% below the market median. Twenty-five percent of the total award is intended to be delivered through stock options and 75% through performance-restricted stock.

Performance-Based and Time-Based Restricted Stock

        In 2009, in order to more closely link long-term compensation to performance, the Company replaced time-based restricted stock vesting with performance-based and time-based restricted stock vesting. The performance-restricted stock required attainment of a target level of performance as of December 31, 2009, with a performance range available from 75% of target to 125% of target resulting in an award of 50% to 150% of the target number of shares for the particular metric. In the event that the performance as of December 31, 2009 was less than target but greater than the minimum performance, the participant would forfeit 50% of the shares related to that particular metric. Conversely, if performance exceeded target and meets maximum, then an additional award of 50% of the number of the original share award will be awarded. All shares will be subject to the three-year ratable vesting schedule with the first tranche of shares vesting in 2010 and with the remaining shares vesting in 2011 and 2012.

        The performance metrics selected for the performance-restricted stock were:

  •
  New Products and Services

  •
  Effective Internal Controls

  •
  Enhance Product Quality

        The performance goals for each metric are described in the following table. Each performance metric is weighted equally and performance is not interpolated between threshold and target and target and maximum. In order for an above-threshold performance to be earned on any of the metrics, target performance must be achieved. In order for an above-target performance to be earned on any of the metrics, maximum performance must be achieved.

Performance Goals
	Threshold	Target	Maximum

(1) New Products and Services	New product or service launched	Third-party sale of new product or service	5% of 2009 orders attributable to new product or service
(2) Effective Internal Controls	Less than 2 material weaknesses; less than 3 significant deficiencies	No material weakness; less than 3 significant deficiencies	No material weakness or significant deficiencies; development of compliant accounting and estimating system
(3) Enhance Product Quality	Buffalo A2 (Urgent Operating Needs production); delivery of 46 vehicles	Buffalo A2 (low rate of production); delivery of 27 low rate initial production vehicles	Full Material Release Form; Milestone C achieved; receipt of award of at least 100 Buffalo A2 vehicles (full rate production) for delivery in 2009/2010

        Our performance on each of the goals and the resulting payout is reported in the tables below.

	Performance	Payout Level

(1) New Products and Services	New products and services were 30% of 2009 total orders	150%
(2) Effective Internal Controls	No material weaknesses or significant deficiencies. Development of a compliant accounting and estimating system completed	150%
(3) Enhance Product Quality	Full Material Release (FMR) Milestone not achieved. Ninety-two Buffalo A2 vehicles delivered and 96 awarded	100%

        Based on this performance, the overall payout level was 133.33%. Applying this payout level to the award opportunity for each named executive officer results in the following payouts:

	Total Long-Term Incentive Opportunity as a % of Salary	Performance- Restricted Stock Opportunity as a % of Salary	Payout as a % of Salary

Chief Executive Officer and President	138%	117.3%	156.4%
Chief Financial Officer	85%	63.75%	85%
Chief Operating Officer	85%	63.75%	85%
Chief Strategy Officer, General Counsel and Corporate Secretary	85%	63.75%	85%
Executive Vice President, Total Life Cycle Support	50%	37.5%	85%

Stock Options

        Options to purchase shares of Force Protection stock granted to members of the Executive Committee become exercisable in three equal annual installments commencing on the first anniversary of the award. The three-year vesting schedule provides a means of both retaining and motivating executives. The exercise price of the options is the closing price on the date of the grant. The options have a maximum term of ten years. The stock option awards represent 25% of the total long-term incentive award. Grants made to our named executive officers are reported in the Grants of Plan-Based Awards table on page 45.

Perquisites Allowance

        In 2009, Force Protection eliminated its limited perquisite program that provided financial planning services and home security services to its named executive officers. In addition to covering the cost of these perquisites the Company also provided a gross-up to participants to cover the tax consequences of these perquisites.

        In place of the previous program, eligible participants will receive a taxable financial planning perquisite allowance of $15,000 and a taxable home security perquisite allowance of $7,500.

Health and Welfare Benefits

        Force Protection provides its named executive officers health and welfare benefits including medical, dental and vision coverage, life insurance, and disability insurance (long- and short-term) on the same basis as all other employees.

401(k) Plan Description

        Our named executive officers also participate in our 401(k) Plan on the same terms as all of our salaried employees. The 401(k) Plan permits participants to make pre-tax salary contributions or after-tax Roth contributions and Company matching contributions up to the maximum amount permitted under the Internal Revenue Code.

        The Company does not maintain any tax-qualified defined benefit pension plans.

Deferred Compensation Plan

        At its September 2009 meeting, the Compensation Committee approved the Force Protection Deferred Compensation Plan, which was subsequently adopted and executed by the Company on October 31, 2009. The plan, available to named executive officers and other members of senior management, allowed participants to elect to defer up to 16% of their base salaries in 2009 and 16% of their bonus earned in 2009. In 2010, participants will be able to elect to defer up to 85% of base salary and/or short-term incentive payments.

        Under the plan, the Company may elect to make matching contributions to all participant accounts to offset the limitations imposed on the tax-qualified 401(k) Plan due to the Internal Revenue Code Section 401(a)(17) compensation limit ($245,000 for 2009). For 2009, the Company elected to make a contribution of 3% of a participant's earnings that could not be recognized because of the compensation limit.

        Participant deferrals and the Company contributions earn a rate of return based on the performance of investment choices, which mirror the 401(k) choices, selected by the participant. All participant deferrals are 100% vested. Company contributions vest under the same schedule as the 401(k) Plan.

        The voluntary non-qualified deferred compensation plan is designed to provide a market competitive financial benefit that allows executives to defer additional income under a non-qualified plan and build additional retirement assets.

Change in Control and Indemnification Arrangements

        The Compensation Committee believes that a severance plan for our executives allows us to attract, motivate and retain the best possible talent. The Company's "change in control" arrangements are intended to serve the objectives of fairness and support for difficult organizational decisions. These arrangements are established with the advice of the Committee's outside consultant based on competitive and market trends. The Compensation Committee determined that these arrangements provide a benefit to the Company and its shareholders.

        In 2008 and 2009, the Compensation Committee approved the form of and entered into severance agreements (change in control agreements) with the Executive Committee (the "Severance Agreements"), excluding the Chief Executive Officer who is subject to a separate employment agreement with similar provisions. These agreements provide an inducement to secure the executives' continued service and, in the event of any threat, occurrence, negotiation or other action that could lead to, or create the possibility of, a change in control, will ensure the executives' continued and undivided dedication to their duties. Amounts paid under the Severance Agreements are in lieu of all other severance or similar payments or benefits. In 2009, the Board of Directors approved the entry into indemnification agreements with each of our directors and executive officers, which provide for certain indemnification rights, including certain rights in connection with a change in control of the Company. See "Potential Payments upon Termination or Change in Control" on page 54 for a further discussion of these arrangements.

 Deductibility of Executive Compensation

        As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals unless certain guidelines are followed. Although the Compensation Committee has not adopted any specific policy with respect to the application of Section 162(m), it intends to design and approve compensation programs that meet the needs of the organization. In certain situations, the Committee may approve compensation that will not meet the requirements of Section 162(m) in order to ensure competitive levels of total compensation for its executive officers. In 2009, Michael Moody, our Chief Executive Officer and President, received executive compensation under Section 162(m) of the Internal Revenue Code in excess of $1,000,000.

        The Compensation Committee also considers the accounting treatment of its compensation programs; however, aside from overall cost, accounting treatment is generally not a factor in determining compensation.

Stock Ownership Guidelines

        While the Compensation Committee has determined not to adopt formal stock ownership guidelines for outside directors and executive officers at this time, the Compensation Committee does expect outside directors and executives to retain meaningful ownership in Company stock. The Compensation Committee intends to review the need for formal stock ownership guidelines on an annual basis.

Clawback Provisions

        In connection with the adoption of the 2009 Short-Term Incentive Plan, the Board of Directors adopted a policy with respect to the recoupment of certain payments in the event of a restatement of the Company's financial statements due to fraud or intentional misconduct. If such an event occurs, the Compensation Committee will review the performance-based bonuses paid to the named executive officers pursuant to the Short-Term Incentive Plan and, to the extent that such restatement was the result of fraud or intentional misconduct by a named executive officer, the Company shall have the right to recoup, and such named executive officer shall pay the Company, any bonus improperly paid to such named executive officer for performance during the period or periods that are the subject of such restatement.

Hedging Policy

        It is the Company's policy that all employees, including the named executive officers, cannot purchase or sell options of common stock, engage in short sales with respect to common stock or trade in puts, calls, straddles, equity swaps or other derivative securities that are directly linked to common stock of the Company.

Role of Chief Executive Officer in Compensation Decisions

        The Compensation Committee makes all final compensation decisions for the named executive officers and approves recommendations regarding equity awards, if any, for executive officers of the

Company. Decisions regarding the non-equity compensation of other executive officers are made by our Chief Executive Officer.

        Our Chief Executive Officer annually reviews the performance of each named executive officer, other than the Chief Executive Officer whose performance is reviewed by the Compensation Committee. The conclusions and recommendations based on these reviews, including recommendations with respect to salary adjustments and annual award amounts, are presented to the Compensation Committee. The Compensation Committee may exercise its discretion in modifying any recommended adjustments or awards to executive officers.

Use of Compensation Consultants

        Hewitt reports directly to the chairman of the Compensation Committee, but may work with management as necessary in fulfilling its responsibilities to the Compensation Committee. The Compensation Committee may meet in executive session with Hewitt and is free to speak directly with them. In 2009, Hewitt assisted the Compensation Committee and management with the following tasks:

  •
  Developing the compensation peer group;

  •
  Benchmarking executive pay levels;

  •
  Reviewing severance and change in control arrangements;

  •
  Consulting regarding the deferred compensation plan

  •
  Reviewing the Compensation Discussion and Analysis section of this Proxy Statement; and

  •
  Developing the total shareholder return performance graph.

        In 2010, the Governance Committee engaged Hewitt to assist with benchmarking of outside director pay levels.

Actions Taken in 2010

        The Compensation Committee has approved several changes to the 2010 executive compensation program.

Competitive Posture

        For 2010, the Committee approved targeting compensation for the Executive Committee at market median for base salary, similar to 2009, and above-median short-term and long-term incentive opportunities for tangible, measurable results. As described more fully below, executives will be rewarded with above-median incentive when results achieve stretch performance levels.

Base Salary

        At its January 2010 meeting, the Compensation Committee approved an increase in Mr. Moody's salary from $560,000 to $620,000. This is his first salary increase since becoming the Chief Executive Officer and reflects his and the Company's strong performance in 2009, a performance level he has consistently maintained since he became the Chief Executive Officer. The increase also positions his salary at the market median consistent with our compensation philosophy.

        None of the other named executive officers' salaries were increased for 2010.

Short-Term Incentive

        In 2010, short-term incentive opportunities were increased for the Executive Committee as noted in the table below. These targets are intended to provide an above-market median opportunity for stretch performance. Consistent with this approach, the performance needed to achieve a target payout is more challenging than in 2009. For 2010, threshold performance has been set at the same level as Force Protection's 2010 budget. Therefore, in order to receive an above-threshold payout, Company performance must exceed budget and if budgeted performance is not achieved, no payout is made on that particular metric. Target performance is set at 15% above budget and maximum performance is set at 30% above budget. Because the achievement of a maximum bonus is challenging, the Compensation Committee also increased the award opportunity at maximum from 150% of target payout to 175% of target payout. Finally, in addition to three financial metrics (revenue, cash flow and new orders) the 2010 plan also includes a set of personal metrics for each participant which are unique goals specific to their area of accountability.

	Opportunity as a % of Salary
	2009	2010

Chief Executive Officer and President	75%	100%
Chief Financial Officer	50%	75%
Chief Operating Officer	50%	75%
Chief Strategy Officer, General Counsel and Corporate Secretary	50%	75%
Executive Vice President, Total Life Cycle Support	50%	75%

Long-Term Incentives

        Similar to the short-term incentive plan, target opportunities for the 2010 long-term incentive plan have been increased, as noted in the table below, to reflect an above-market opportunity for stretch performance. Long-term incentives will continue to be delivered 25% in stock options and 75% in performance-restricted stock for our Executive Committee.

        Like the short-term incentive plan, threshold performance for the performance-restricted stock reflects budget performance, and target and maximum reflect stretch performance. Again, in order to receive an above-threshold payout, Company performance must exceed budget, and if budgeted performance is not achieved, no payout is made on that particular metric. Because the achievement of maximum performance is challenging, the Compensation Committee also increased the award opportunity at maximum from 150% of target payout to 175% of target payout.

	Opportunity as a % of Salary
	2009	2010

Chief Executive Officer and President	138%	140%
Chief Financial Officer	85%	120%
Chief Operating Officer	85%	120%
Chief Strategy Officer, General Counsel and Corporate Secretary	85%	120%
Executive Vice President, Total Life Cycle Support	50%	120%

        For 2010, we have lengthened the performance period from one year with vesting immediately and over the following two years, to a three-year program with performance assessment at the completion of years one, two and three. The change was made to provide a strong incentive for achieving specific performance objectives over an extended period. Therefore, the final earned award is tied to performance and supports our pay-for-performance objective. The value of the award is denominated in shares, and as a result, the value will fluctuate along with the Company stock price resulting in a strong connection between executive and shareholder interests.

        The performance metric for the 2010 performance-restricted stock program is single year and cumulative earnings per share. At the conclusion of fiscal year 2010, Force Protection's 2010 EPS will be compared against goal and if threshold performance or greater is achieved, a payout will be made based on one-third of the total award opportunity. At the conclusion of fiscal year 2011, Force Protection's 2010-2011 cumulative EPS will be compared against the 2010-2011 cumulative EPS goal and if threshold performance or greater is achieved, a payout will be made based on the second one-third of the total award opportunity. At the conclusion of fiscal year 2012, Force Protection's 2010-2012 cumulative EPS will be compared against the 2010-2012 cumulative EPS goal and if threshold performance or greater is achieved, a payout will be made based on the final one-third of the total award opportunity. If threshold EPS performance in 2010 or 2011 is not achieved, the opportunity for that year can be earned in the subsequent year based on the goal for the subsequent year.

Perquisites

        For 2010, the Company has reduced the taxable financial planning perquisite from $15,000 to $7,000 and the taxable home security perquisite to $3,000 from $7,500 to better reflect the current cost of providing these services.

Summary Compensation Table

        The following table sets forth information concerning total compensation earned or paid to those individuals that acted as our principal executive officer and principal financial officer during the year ended December 31, 2009 and our other most highly compensated executive officers who served in such capacities as of December 31, 2009 for services rendered to us during the year ended December 31, 2009.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)(5)	All Other Compensation(6)	TOTAL

Michael Moody(7)	2009	$560,000	—	$579,600	$112,063	$630,000	$65,500	$1,947,163
Chief Executive Officer,	2008	$536,127	$418,656	$820,000	$311,100	$418,656	$40,748	$2,545,287
President and Chairman of	2007	$79,615	$1,075	—	—	—	$158,755	$239,445
the Board
Charles Mathis(8)	2009	$300,000	—	$191,248	$36,976	$225,000	$267,931	$1,021,155
Chief Financial Officer	2008	$155,420	$121,010	$213,200	$45,750	$74,760	$28,610	$638,750
	2007	—	—	—	—	—	—	—
Randy Hutcherson(10)	2009	$213,462	$75,000	$266,249	$36,976	$166,438	$72,131	$830,256
Chief Operating Officer	2008	—	—	—	—	—	—	—
	2007	—	—	—	—	—	—	—
Lenna Ruth Macdonald(9)	2009	$324,000	—	$206,551	$39,935	$243,000	$46,052	$859,538
Chief Strategy Officer,	2008	$308,790	$161,481	$410,000	$91,500	$161,481	$19,194	$1,152,446
General Counsel and	2007	$22,061	—	—	—	—	—	$22,061
Corporate Secretary
James Grazioplene(11)	2009	$158,657	$50,000	$143,750	$18,233	$124,315	$27,530	$522,485
Executive Vice President	2008	—	—	—	—	—	—	—
Total Life Cycle Support	2007	—	—	—	—	—	—	—
Mark Edwards(12)	2009	$216,000	—	$156,693	$28,922	$162,000	$31,951	$595,566
Former EVP, Development	2008	$205,038	—	$82,000	$36,600	$107,654	$14,859	$446,151
and New Product Innovation	2007	—	—	—	—	—	—	—
Dan Busher(13)	2009	$67,292	$39,649	$60,248	$26,600	—	$351,514	$545,303
Former EVP, Operations	2008	$209,081	—	$82,000	$36,600	$107,914	$17,984	$453,579
	2007	—	—	—	—	—	—	—

(1)
During 2009, we provided sign-on bonuses to Messrs. Hutcherson and Grazioplene at the start of their employment. Also during 2009, Mr. Busher terminated employment and we paid him his annual bonus at target pro-rated for the period of employment at the target level. During 2008, Mr. Mathis received a one-time discretionary income bonus of $57,788 after completion of his first 30 days of continuous employment. For the year ended December 31, 2007, we made awards to all of our employees under our Gain Sharing Program, pursuant to which ten percent (10%) of our quarterly net income is distributed equally to all of our eligible employees and directors. We did not calculate or pay gain sharing for the fourth quarter of 2007 because our total net income for the year ended December 31, 2007 was less than the previously reported net income for the nine-month period ended September 30, 2007. Other than through this program, during 2007 we did not offer an incentive compensation opportunity to "named executive officers" or any other employee. As of February 2008, none of our directors were eligible to participate in our Gain Sharing Program. In September 2008, the Compensation Committee decided that no executive officer who is eligible to participate in the Short-Term Incentive Plan would be eligible to participate in the Company's Gain Sharing Program in 2008.

(2)
Reflects the total grant date fair value of stock awards granted, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The fair value of the awards was determined in accordance with the Accounting Standard Codification (ASC) Topic No. 718. The total grant date fair value for stock awards in 2009 includes the target grant date fair value of restricted stock granted Messrs. Moody, Mathis, Hutcherson, Grazioplene, and Edwards and Ms. Macdonald subject to performance conditions of $579,600, $191,248, $191,248, $93,753, $80,997 and $206,551 respectively. The grant date fair value for these awards to Messrs. Moody, Mathis, Hutcherson, and Grazioplene and Ms. Macdonald if maximum performance is achieved is as follows: $869,400, $286,872, $286,872, $140,629, $121,496, and $309,827, respectively. In addition, Messrs. Hutcherson and Grazioplene received restricted stock subject to service-based vesting conditions in the amount of $75,001 and $49,997, respectively and awards Messrs. Edwards and Busher were modified to provide accelerated vesting for the restricted stock which would have vested during the next twelve months following termination of employment. Please refer to the Grants of Plan-based Awards table for more information.

(3)
Reflects the total grant date fair value, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions, of stock options granted in 2009 for all individuals other than Mr. Busher who did not receive grants in 2009. The fair value of the awards was determined in accordance with ASC 718. Stock options granted to Messrs. Edwards and Busher were modified to provide accelerated vesting for the stock options which would have vested during the next twelve months following termination of employment.

(4)
In February 2008, the Compensation Committee approved a Short-Term Incentive Plan ("2008 STIP") for executive officers, including the named executive officers, and the 2008 amounts reflect bonuses earned under the 2008 STIP and were paid to those executive officers in 2009. In April 2009, the Compensation Committee approved a Short-Term Incentive Plan ("2009 STIP") for executive officers, including the named executive officers, and the 2009 amounts reflect bonuses earned under the 2009 STIP and were paid to those executive officers in 2010. For the year ended December 31, 2007, we did not have an approved non-equity incentive plan.

(5)
For the years ended December 31, 2007 and 2008, we did not have an approved deferred compensation plan. On October 31, 2009, we adopted and executed a nonqualified deferred compensation plan which allows for contributions by both the employee and the company. Contributions may only be invested in the same options available to participants in the company's tax-qualified 401(k) plan. All earnings under the nonqualified plan in 2009 are based only on actual market rates of return from those investments.

(6)
Amounts shown in this column are detailed in the chart below:

	Company- Paid Life and AD&D Insurance and COBRA Premiums	Security Allowance	Company Relocation Benefits	Company NQDC Contributions	Severance Compensation	Company 401(K) Match	Financial Planning Services	Tax Gross- Ups	Taxable Expense Reimbursement

Moody	$992	$7,500	—	$34,569	—	$7,350	$15,000	$88	—
Mathis	$612	$7,500	$189,268	$6,128	—	$7,350	$15,000	$41,736	$338
Hutcherson	$408	$7,500	$33,775	$1,304	—	—	$15,000	$780	$13,364
Macdonald	$805	$7,500	—	$12,059	—	$7,350	$15,000	$75	$3,264
Grazioplene	$341	$7,500	—	—	—	$4,615	$15,000	$74	—
Edwards	$536	$7,500	—	$2,360	—	$6,480	$15,000	$75	—
Busher	$8,882	$273	—	—	$336,462	$5,897	—	—	$116
(7)
Mr. Moody was appointed as our President on September 18, 2007 and was appointed Chairman of our Board of Directors on January 8, 2008. On January 30, 2008, Mr. Moody was appointed as our Interim Chief Executive Officer and on February 29, 2008, he was appointed as our Chief Executive Officer.

(8)
Mr. Mathis joined the Company as Executive Vice President—Finance in June 2008 and became Chief Financial Officer effective October 1, 2008.

(9)
Ms. Macdonald joined the Company effective November 12, 2007 as our Co-General Counsel and was promoted to Chief Strategy Officer, General Counsel and Corporate Secretary on March 24, 2008.

(10)
Mr. Hutcherson joined the Company as Executive Vice President, Programs, Global Sales and Business Development on April 7, 2009.

(11)
Mr. Grazioplene joined the Company as the Executive Vice President, Total Life Cycle Support, on May 4, 2009.

(12)
Mr. Edwards resigned from his position of Executive Vice President, Development and New Product Innovation as of December 31, 2009.

(13)
Mr. Busher resigned from his position of Executive Vice President, Operations as of April 13, 2009.

 2009 Grants of Plan-Based Awards

        The table below sets forth each grant of stock or option awards to the Company's named executive officers for the year ended December 31, 2009.

								All Other Stock Awards: No. of Shares of Stock or Units(3)(4)	All Other Option Awards: No. of Securities Underlying Options
											Grant Date Fair Value of Stock and Option Awards(5)(6)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards(3)
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum

Michael Moody	4/7/2009								33,253	5.81	112,063
Chief Executive Officer,	4/7/2009				289,800	579,600	869,400				579,600
President and	4/7/2009	210,000	420,000	630,000
Chairman of the Board
Charles Mathis	4/7/2009								10,972	5.81	36,976
Chief Financial Officer	4/7/2009				95,624	191,248	286,872				191,248
	4/7/2009	75,000	150,000	225,000
Randy Hutcherson	4/7/2009							`	10,972	$5.81	36,976
Chief Operating Officer	4/7/2009				95,624	191,248	286,872				191,248
	4/6/2009							12,255			75,001
	4/7/2009	55,274	110,548	165,822
Lenna Ruth Macdonald	4/7/2009								11,850	5.81	39,935
Chief Strategy Officer,	4/7/2009				103,276	206,551	309,827				206,551
General Counsel and	4/7/2009	81,000	162,000	243,000
Corporate Secretary
James Grazioplene	5/4/2009								3,981	7.85	18,233
Executive Vice President	5/4/2009				46,876	93,753	140,629				93,753
Total Life Cycle Support	5/4/2009							6,369			49,997
	4/7/2009	41,438	82,877	124,315
Mark Edwards	4/7/2009								4,647	5.81	16,020
Former EVP,	4/7/2009				40,499	80,997	121,496				113,278
Development and New	4/7/2009	54,000	108,000	162,000
Product Innovation	11/21/2008								6,666	3.28	12,902
	11/21/2008							8,333			43,415
Dan Busher	11/21/2008				39,961				6,666	$3.28	79,922
Former EVP, Operations	11/21/2008	54,000	108,000	162,000				8,333			60,248

(1)
Reflects threshold, target and maximum payouts under the STIP for 2009. For more information, please see the description of our STIP contained in the Compensation and Discussion and Analysis of this Proxy Statement. Other than for Mr. Busher who terminated employment in April of 2009, the actual amount earned by each named executive officer in 2009 is reported under the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
Reflects threshold, target and maximum payouts of performance-restricted stock grants under the long-term incentive plan. For more information, please see the description of our long-term incentive plans contained in the Compensation and Discussion and Analysis of this Proxy Statement.

(3)
The stock options and restricted stock awards were granted under the Force Protection 2008 Stock Plan. The restricted stock for Messrs. Hutcherson and Grazioplene vests 25% per quarter following the date of hire with the first 25% vesting on the date of hire. The stock options vest in one-third increments on the first three anniversaries of the grant date. The exercise price for all stock option grants is equal to the closing stock price on the date of grant. The grant date fair values were determined in accordance with ASC 718. The grant date fair value is generally the amount that we will expense in our financial statements over the award's service period, but does not include a reduction for forfeitures. The assumptions relied upon in estimating the disclosed amounts are further described in Note 10 to the consolidated financial statements in the Company's 2009 annual report on Form 10-K.

(4)
The restricted stock and stock options granted on November 21, 2008 for Messrs. Edwards and Busher represent those which were modified to accelerate vesting upon their respective terminations in 2009. In addition, the Equity Incentive Plan award and the Stock Options granted to Mr. Edwards on April 7, 2009 were also modified to accelerate the vesting of one-third of the quantity of each award upon termination.

(5)
The Grant Date Fair Value for the Equity Incentive Plan Awards represents the value determined under ASC 718 based on the most probable outcome at the time of grant, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For Mr. Busher, the awards were modified and valued as of April 13, 2009 using the stock price on that date of $7.23 as the fair value for restricted stock and also using the following Black-Scholes assumptions for his stock options: exercise price of $3.28, expected term of 0.25 years, volatility of 92.99%, and risk-free interest rate of 0.18%. For Mr. Edwards, his 2008 awards were modified on December 31, 2009 and valued using the stock price on that date of $5.21 as the fair value for restricted stock and also using the following Black-Scholes assumptions for his stock options: exercise price of $3.28, expected term of 0.25 years, volatility of 43.44%, and risk-free interest rate of 0.06%. For Mr. Edwards 2009 awards which were also modified on December 31, 2009, they were valued using the stock price on that date of $5.21 as the fair value for restricted stock and also using the following Black-Scholes assumptions for his stock options: exercise price of $5.81, expected term of 0.25 years, volatility of 43.44%, and risk-free interest rate of 0.06%.

(6)
The Grant Date Fair Values for Messrs. Edwards and Busher represent: (i) the modification cost of accelerating the vesting of 6,666 stock options originally granted on November 21, 2008 as a result of Mr. Edwards's termination on December 31, 2009, (ii) the modification cost of accelerating the vesting of 8,333 shares of restricted stock originally granted on November 21, 2008 as a result of Mr. Edwards's termination on December 31, 2009, (iii) the modification cost of accelerating the vesting 6,666 stock options originally granted on November 21, 2008 as a result of Mr. Busher's termination on April 13, 2009, and (iv) the modification cost of accelerating the vesting of 8,333 shares of restricted stock originally granted on November 21, 2008 as a result of Mr. Busher's termination on April 13, 2009. In the case of Mr. Edwards, the modification costs of grants made in 2009 are in addition to the fair values determined and reported based on footnote (v) above.

 Outstanding Equity Awards at 2009 Year-End

        The following table shows the unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of the year ended December 31, 2009.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (# Exercisable)	Number of Securities Underlying Unexercised Options (# Unexercisable)(1)	Equity Incentive Plan Awards Number of Securities Underlying Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested	Market Value of Shares or Units of Stock Held That Have Not Vested(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, or Other Rights That Have Not Vested(4)

Moody	56,666	113,334		$3.28	11/21/2018
	—	33,253		$5.81	4/7/2019
						166,667	$868,335
								133,012	$692,993
Mathis	8,333	16,667		$3.28	11/21/2018
	—	10,972		$5.81	4/7/2019
						43,334	$225,770
								43,889	$228,662
Hutcherson	—	10,972		$5.81	4/7/2019
								43,889	$228,662
Macdonald	16,666	33,334		$3.28	11/21/2018
	—	11,850		$5.81	4/7/2019
						83,334	$434,170
								47,401	$246,959
Grazioplene	—	3,981		$7.85	5/4/2019
								15,924	$82,964
Edwards	13,332	—		$3.28	11/21/2018
	1,549	—		$5.81	4/7/2009
								4,647	$24,211
Busher	—	—		$3.28
	—	—		$5.81

(1)
All stock options vest in one-third increments on the first three anniversaries of the grant date. The market value of the shares of unvested restricted stock was calculated based on the closing price of the Company's common stock on the last trading day in 2009, December 31, 2009 ($5.21).

(2)
The market value of the shares of unvested restricted stock was calculated based on the closing price of the Company's common stock on the last trading day in 2009, December 31, 2009 ($5.21). The unvested restricted stock was granted on November 21, 2008 and vest in one-third increments on the first three anniversaries of the grant date.

(3)
The quantity of equity incentive plan awards reported as unearned and unvested is the amount expected to be earned based on performance through December 31, 2009 equal to 133 and 1/3rd percent of the target amounts of the 2009 grants of performance-based restricted stock. The equity incentive plan awards reported as unearned and unvested are those granted in 2009 and disclosed in the Grants of Plan-based Awards table and vest in one-third increments on the first three anniversaries of the grant date after adjustment for performance.

(4)
The market value of the equity incentive plan awards reported as unearned and unvested was calculated based on the closing price of the Company's common stock on the last trading day in 2009, December 31, 2009 ($5.21).

2009 Option Exercises and Stock Vested

        The following table provides information for stock options exercised by our named executive officers and stock awards held by our named executive officers that vested during the year ended December 31, 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

Moody	—	—	83,333	$434,998
Mathis	—	—	21,666	$113,097
Hutcherson	—	—	12,255	$78,520
Macdonald	—	—	41,666	$217,497
Grazioplene	—	—	6,369	$43,562
Edwards	—	—	16,666	$86,913
Busher	6,666	26,331	8,333	$60,248

Pension Benefits

        The Company did not provide for any payments or other benefits to its named executive officers in connection with retirement for the year ended December 31, 2009.

Non-Qualified Deferred Compensation

        The Force Protection Deferred Compensation Plan, available to named executive officers and other members of senior management, allowed participants to elect to defer up to 16% of their base salaries in 2009 and 16% of their bonus earned in 2009.

        Under the plan, the Company may elect to make matching contributions to all participant accounts to offset the limitations imposed on the 401(k) Plan due to the Internal Revenue Code Section 401(a)(17) compensation limit ($245,000 for 2009). For 2009, the Company elected to make a matching contribution of 3% of a participant's earnings that could not be recognized because of the compensation limit.

        Participant deferrals and the Company contributions earn a rate of return based on the performance of investment choices, which mirror the 401(k) Plan investment choices, selected by the participant. All participant deferrals are 100% vested. Company matching contributions vest under the same schedule as the matching contributions in the 401(k) Plan.

        The following table provides information regarding our non-qualified deferred compensation plan for our named executive officers during the year ended December 31, 2009.

Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)

Moody	$15,077	$34,569	$165		$49,811
Mathis	—	$6,128	$(4)		$6,124
Hutcherson	—	$1,304	—		$1,304
Macdonald	$8,723	$12,059	$156		$20,938
Grazioplene	—	—	—		—
Edwards	—	$2,360			$2,360
Busher	—	—	—		—

(1)
These amounts are reported under the Salary column in the Summary Compensation Table.

(2)
These amounts are reported in the All Other Compensation column of the Summary Compensation Table.

(3)
These amounts are not reported in the Summary Compensation Table because they are not "above-market or preferential earnings".

(4)
None of these amounts were reported in the Summary Compensation Table for previous years as the Plan was not in effect until 2009.

Employment Agreement

        On March 19, 2008, the Company entered into an employment agreement with Michael Moody (as amended, the "Moody Employment Agreement") in order to be competitive in recruiting and retaining top executive officers, such as Mr. Moody. The Moody Employment Agreement, effective March 1, 2008 and amended on December 23, 2008 and September 21, 2009 provides for an annual base salary of not less than $560,000, an annual cash bonus with a target bonus of approximately 75% of the annual base salary based on the attainment of certain performance goals, and the right to participate in all employee benefit plans, including the 2008 Stock Plan, and three weeks of paid vacation. Under the Moody Employment Agreement, Mr. Moody may be terminated with or without Cause (as defined below), and Mr. Moody may terminate his employment with or without Good Reason (as defined below). On February 16, 2010, the Compensation Committee raised Mr. Moody's base salary to $620,000.

        Under the Moody Employment Agreement, if Mr. Moody's employment is terminated for a Nonqualifying Termination (as defined below), Mr. Moody is entitled to receive:

  •
  Accrued Amounts (as defined below);

  •
  a one-time relocation benefit of $30,000; and

  •
  any other payments or benefits to which he would have been entitled under the terms of any other Company compensation arrangement.

If Mr. Moody's employment is terminated for a Qualifying Termination (as defined below), Mr. Moody is entitled to receive:

  •
  Accrued Amounts (as defined below);

  •
  a one-time relocation benefit of $30,000;

  •
  any other payments or benefits to which he would have been entitled under the terms of any other Company compensation arrangement;

  •
  a pro-rata portion of his annual bonus;

  •
  a lump-sum cash payment equal to his annual base salary plus the greater of his target bonus for the fiscal year in which termination occurred and the average of his bonuses earned over the preceding two fiscal years;

  •
  acceleration of vesting of any equity awards for a 12-month period after his termination; and

  •
  a portion of the executive's COBRA premium equal to the amount that we would have paid for the executive's health benefits if the executive was our employee for up to 12 months (this obligation will terminate if the executive becomes employed with another employer and becomes eligible to receive substantially similar or improved health benefits from such employer).

        If Mr. Moody's employment is terminated by reason of a Qualifying Termination (as defined below) in connection with a change in control, Mr. Moody is entitled to receive:

  •
  Accrued Amounts;

  •
  a one-time relocation benefit of $30,000;

  •
  any other payments or benefits to which he would have been entitled under the terms of any other Company compensation arrangement;

  •
  a pro-rata portion of his annual bonus;

  •
  a lump-sum cash payment equal to two times the sum of his annual base salary plus the greatest of (x) his target bonus for the fiscal year in which termination occurred, (y) the target bonus for the fiscal year in which the change in control occurs and (z) the average of his bonuses earned over the preceding two fiscal years;

  •
  acceleration of vesting of any outstanding equity awards;

  •
  a portion of the executive's COBRA premium equal to the amount that we would have paid for the executive's health benefits if the executive was our employee for up to 18 months (this obligation will terminate if the executive becomes employed with another employer and becomes eligible to receive substantially similar or improved health benefits from such employer); and

  •
  if the value of certain payments that are contingent upon a change in control, referred to as parachute payments, exceed a safe harbor amount and Mr. Moody becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, he is entitled to receive an additional payment to cover the additional tax and any interest and penalties incurred.

        In consideration for the benefits received under the Moody Employment Agreement, Mr. Moody agreed that during his employment and for 12 months after the date of his termination he will not compete with us and will not solicit any of our clients or employees. Mr. Moody also agreed not to disclose any of our confidential information, except as required by law or with our prior written consent, and not to disparage us. Mr. Moody also agreed to release, waive and discharge any claims against us at the time of termination.

Severance Agreements

        In March and April 2008, we entered into the Severance Agreements with Mr. Mathis, Ms. Macdonald, Mr. Edwards and Mr. Busher. Upon joining the Company in April 2009 and May 2009, Mr. Hutcherson and Mr. Grazioplene also entered into Severance Agreements. Although Mr. Moody is not a party to a Severance Agreement, his employment agreement has similar provisions. See the discussion under "Employment Agreement" above for provisions regarding the severance for our Chief Executive Officer.

        Under the Severance Agreements, the relevant executive officers agree not to voluntarily leave the Company without "good reason" (as defined below) for ninety days following a change in control which is defined as: (i) any person becoming a beneficial owner of our securities representing 35% or more of the voting power of the Company, subject to certain provisions and exceptions; (ii) individuals holding seats on our Board of Directors as of February 29, 2008, cease to constitute at least a majority of our Board, given certain exceptions; (iii) our consummation of a merger or other similar transaction, subject to certain further provisions and rules; (iv) our shareholders approving a plan of complete liquidation or distribution; or (v) the consummation of a sale of the assets of the Company and our subsidiaries to an entity that is not an affiliate of the Company.

        However, if a named executive officer's employment is terminated by reason of a Nonqualifying Termination (as defined below), then the executive is entitled to the Accrued Amounts.

        If a named executive officer's employment is terminated other than by reason of a Nonqualifying Termination, the executive is entitled to receive a cash amount equal to (i) Accrued Amounts; (ii) a lump-sum cash payment equal to the sum of the executive's annual base salary and the greater of the target bonus for the fiscal year in which the termination occurred or the average of the actual bonuses earned in the preceding two fiscal years; (iii) a lump-sum cash amount equal to a pro-rata portion of the executive's annual bonus for the year of termination; (iv) a portion of the executive's COBRA premium equal to the amount that we would have paid for the executive's health benefits if the executive was our employee for up to 12 months (this obligation will terminate if the executive becomes employed with another employer and becomes eligible to receive substantially similar or improved health benefits from such employer); (v) the acceleration of vesting or lapse of forfeiture for an additional 12 months of any outstanding equity awards; and (vi) any other payments or benefits to which the executive would have been entitled under the terms of any other Company compensation arrangement.

        If the named executive officer's employment is terminated other than by reason of a Nonqualifying Termination (as defined below), in anticipation of or during the two-year period commencing on the change in control, the executive is entitled to receive the following:

  •
  Accrued Amounts;

  •
  any other payments or benefits to which the executive would have been entitled to under the terms of any other Company compensation arrangement;

  •
  a lump-sum cash amount equal to a pro-rata portion of the executive's annual bonus for the year of termination;

  •
  a lump-sum cash amount equal to 1.5 times the sum of the executive's highest rate of annual base salary during the year prior to the date of termination and the greatest of (x) the executive's target bonus for the fiscal year of termination, (y) the executive's target bonus for the fiscal year in which the change in control occurs, and (z) the average of the actual bonus earned during the two preceding fiscal years prior to the fiscal year in which the change in control occurs;

  •
  a portion of the executive's COBRA premium equal to the amount that we would have paid for the executive's health benefits if the executive was our employee for up to 18 months (this obligation will terminate if the executive becomes employed with another employer and becomes eligible to receive substantially similar or improved health benefits from such employer);

  •
  the acceleration of vesting or lapse of forfeiture of all outstanding equity awards; and

  •
  if the value of certain payments that are contingent upon a change in control, referred to as parachute payments, exceed a safe harbor amount and the executive becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the executive is entitled to receive an additional payment to cover the additional tax and any interest and penalties incurred.

        With respect to the calculation involving the actual bonus earned during the two preceding fiscal years, each of Messrs. Moody and Mathis and Ms. Macdonald have entered into a waiver agreement with the Company, whereby the 2008 Cash Bonus Awards would not be included in such calculation.

        Under the Severance Agreements and in consideration for future severance benefits, the named executive officers agreed to a 12-month non-compete agreement and agreed not to solicit any of our clients or employees for 12 months after departure from the Company. The named executive officers also agreed not to disclose any of our confidential information, except as required by law or with our prior written consent, and not to disparage the Company. In addition, to be entitled to severance payments and benefits, the executive must execute a general release of claims in favor of the Company and our affiliates.

Certain Definitions

        "Accrued Amounts." Each of the Severance Agreements and Moody's Employment Agreement generally define "Accrued Amounts" as a lump-sum cash amount equal to: (i) the executive's base salary accrued through the date of termination; (ii) any accrued vacation; (iii) any unpaid bonus accrued through the date of termination (except if terminated by the Company for Cause (as defined below)); and (iv) any unreimbursed expenses through the date of termination.

        "Cause." Each of the Severance Agreements and Moody's Employment Agreement generally define "Cause" as (i) the executive's material breach of his duties and responsibilities (other than as a result of the his disability) which is (x) demonstrably willful and deliberate on the executive's part, (y) committed in bad faith or without reasonable belief that such breach is in the best interests of the

Company and (z) not remedied within ten (10) days after receipt of written notice from the Company specifying such breach; (ii) the executive's indictment for, conviction of, or plea of nolo contendere to, a felony; or (iii) the executive's gross negligence or any act of theft, fraud, misappropriation, malfeasance or dishonesty by the executive in connection with the performance of the executive's duties to the Company which is demonstrably willful and deliberate on his part.

        "Good Reason." Each of the Severance Agreements and Moody's Employment Agreement generally define "Good Reason" as, without the executive's express written consent, the occurrence of any of the following events following a change in control: (i) (A) any change in the authority, duties or responsibilities that is inconsistent in any material and adverse respect with the executive's authority, position(s), duties, responsibilities or status with the Company immediately prior to such change in control (including any material and adverse diminution of such duties or responsibilities) or (B) a material and adverse change in the executive's reporting responsibilities, titles or offices with the Company as in effect immediately prior to such change in control; (ii) a material reduction by the Company in the executive's rate of annual base salary or annual target bonus opportunity (including any material and adverse change in the formula for such annual bonus target) as in effect immediately prior to such change in control or as the same may be increased from time to time thereafter; (iii) any requirement of the Company that the executive be based anywhere more than fifty (50) miles from the place of business where the executive is located at the time of the change in control; (iv) the failure of the Company to continue in effect any employee benefit plan or compensation plan in which the executive is participating immediately prior to such change in control and which is material to the executive's overall compensation, unless the executive is permitted to participate in other plans providing the executive with benefits or compensation which are not materially less, or the taking of any action by the Company which would materially and adversely affect the executive's participation in or materially and adversely reduce the executive's benefits under any such plan; or (v) a material breach by the Company of under the applicable agreement or any other material agreement in effect between the executive and the Company.

        "NonQualifying Termination." Each of the Severance Agreements and Moody's Employment Agreement generally define "NonQualifying Termination" as a termination of the executive's employment (i) by the Company for Cause, (ii) by the executive for any reason other than (x) for Good Reason during the period of time 30 days after the six month anniversary of a change in control or (y) for any reason during the 30 days after the six month anniversary of a change in control, (iii) as a result of the executive's death, or (iv) by the Company due to the executive's absence from the executive's duties with the Company on a full-time basis for at least one hundred thirty (130) business days during any consecutive twelve month period as a result of the executive's disability.

        "Qualifying Termination." Moody's Employment Agreement defines a "Qualifying Termination" as a termination of Mr. Moody's employment (i) other than by reason of a NonQualifying Termination or (ii) as a result of the Company's delivery of a Non-Renewal Notice.

Potential Payments Upon Termination or Change in Control

        The tables below describe the potential benefits upon a change in control, as well as upon other termination events, as of December 31, 2009. Except as otherwise expressly indicated, the amounts set forth do not represent the actual sums a named executive officer would receive if his or her employment were terminated or there was a change of control of the Company. Rather, the amounts below generally represent only estimates of certain payments and benefits that the named executive officers who were employed by the Company on December 31, 2009 would have been entitled to receive had any of the identified events occurred on such date. For each of the named executive officers, acceleration of vesting for Performance Restricted Stock, stock options and Restricted Stock occurs only upon death or disability.

	Michael Moody
Payments Due Upon Event	Non-qualifying Termination for Cause	Qualifying Termination	Non-qualifying Termination with no Cause (Death or Disability)	Change in Control Only	Change in Control and Termination

Cash Severance	$—	980,000	—	—	1,960,000
Accrued Unpaid Bonus	$—	630,000	630,000	—	630,000
Accelerated Performance Restricted Stock Vesting	$—	173,248	519,744	519,744	519,744
Accelerated Stock Options and Restricted Stock Vesting	$—	543,530	1,087,069	1,087,069	1,087,069
Health and Welfare Continuation	$—	8,684	—	—	13,026
Relocation	$30,000	30,000	30,000	—	30,000
Excise and Income Tax Gross Up	$—	—	—	—	1,250,399

Total Payments Upon Termination	$30,000	2,365,462	2,266,813	1,606,813	5,490,238

	Charles A. Mathis
Payments Due Upon Event	Non-qualifying Termination for Cause	Qualifying Termination	Non-qualifying Termination with no Cause (Death or Disability)	Change in Control Only	Change in Control and Termination

Cash Severance	$—	450,000	—	—	675,000
Accrued Unpaid Bonus	$—	225,000	225,000	—	225,000
Accelerated Performance Restricted Stock Vesting	$—	57,166	171,498	171,498	171,498
Accelerated Stock Options and Restricted Stock Vesting	$—	128,963	257,938	257,938	257,938
Health and Welfare Continuation	$—	8,684	—	—	13,026
Excise and Income Tax Gross Up	$—	—	—	—	—

Total Payments Upon Termination	$—	869,813	654,436	429,436	1,342,462

	Lenna Ruth Macdonald
Payments Due Upon Event	Non-qualifying Termination for Cause	Qualifying Termination	Non-qualifying Termination with no Cause (Death or Disability)	Change in Control Only	Change in Control and Termination

Cash Severance	$—	486,000	—	—	729,000
Accrued Unpaid Bonus	$—	243,000	243,000	—	243,000
Accelerated Performance Restricted Stock Vesting	$—	61,740	185,221	185,221	185,221
Accelerated Stock Options and Restricted Stock Vesting	$—	249,245	498,504	498,504	498,504
Health and Welfare Continuation	$—	3,374	—	—	5,060
Excise and Income Tax Gross Up	$—	—	—	—	420,468

Total Payments Upon Termination	$—	1,043,359	926,725	683,725	2,081,253

	Randy Hutcherson
Payments Due Upon Event	Non-qualifying Termination for Cause	Qualifying Termination	Non-qualifying Termination with no Cause (Death or Disability)	Change in Control Only	Change in Control and Termination

Cash Severance	$—	450,000	—	—	675,000
Accrued Unpaid Bonus	$—	166,438	166,438	—	166,438
Accelerated Performance Restricted Stock Vesting	$—	57,166	171,498	171,498	171,498
Accelerated Stock Options and Restricted Stock Vesting	$—	—	—	—	—
Health and Welfare Continuation	$—	6,981	—	—	10,472
Excise and Income Tax Gross Up	$—	—	—	—	—

Total Payments Upon Termination	$—	680,585	337,936	171,498	1,023,408

	James Grazioplene
Payments Due Upon Event	Non-qualifying Termination for Cause	Qualifying Termination	Non-qualifying Termination with no Cause (Death or Disability)	Change in Control Only	Change in Control and Termination

Cash Severance	$—	375,000	—	—	562,500
Accrued Unpaid Bonus	$—	124,315	124,315	—	124,315
Accelerated Performance Restricted Stock Vesting	$—	20,741	62,223	62,223	62,223
Accelerated Stock Options and Restricted Stock Vesting	$—	—	—	—	—
Health and Welfare Continuation	$—	6,981	—	—	10,472
Excise and Income Tax Gross Up	$—	—	—	—	—

Total Payments Upon Termination	$—	527,037	186,538	62,223	759,510

 2009 Severance Payments

        Mr. Edwards' departure from the Company on December 31, 2009 met the definition of "Qualifying Termination" under his Severance Agreement. Therefore, he received the following: (i) Accrued Amounts totaling $2,908 for paid time off and an accrued bonus of $162,000; (ii) severance payment of one times the sum of (A) his annual base salary ($216,00) and (B) his target bonus of the year in which the termination of employment occurred ($108,000); (iii) COBRA payments and (iv) the acceleration of vesting of his stock options and restricted stock awards that would have vested in the next twelve months.

        Mr. Busher's departure from the Company on April 13, 2009 met the definition of "Qualifying Termination" under his Severance Agreement. Therefore, upon his departure he received the following payments: (i) Accrued Amounts totaling $12,462 for unpaid vacation; (ii) severance payment of one times the sum of (A) his annual base salary ($216,00) and (B) his target bonus of the year in which the termination of employment occurred ($108,000); (iii) payment of the pro-rata bonus earned in 2009 equal to $39,650; (iv) COBRA payments ($6,316) and (v) the acceleration of vesting of his stock options and restricted stock awards that would have vested in the next twelve months.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Selection of Independent Registered Public Accounting Firm

        At its meeting held on February 15, 2010, the Audit Committee appointed Grant Thornton LLP ("Grant Thornton") as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Our Board of Directors agrees with the appointment of Grant Thornton and believes that it is desirable to have the shareholders ratify this appointment. While ratification of this appointment is not legally required because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm, the ratification from shareholders is being sought to gauge the opinion of shareholders. Although the Audit Committee will take into consideration in future deliberations the failure of the shareholders to ratify the appointment, no determination has been made as to what action our Board or the Audit Committee may take, if any, if shareholders do not ratify the appointment.

        Before selecting Grant Thornton, the Audit Committee considered the firm's qualifications as an independent registered public accounting firm and concluded that it was qualified to act as the Company's independent registered public accounting firm based on its prior performance and its reputation for integrity. The Audit Committee also considered whether any non-audit services performed for the Company by Grant Thornton would impair Grant Thornton's independence and concluded that they would not.

        Representatives of Grant Thornton are expected to be present and available at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        On March 18, 2008, Elliott Davis informed us that it was resigning as our independent registered public accounting firm for the fiscal year ended December 31, 2007, effective immediately, and the Audit Committee accepted this resignation. Prior to its resignation, Elliott Davis issued a Statement on Auditing Standards No. 100, Interim Financial Information, review report with respect to our unaudited consolidated financial statements for the quarter ended March 31, 2007; however, Elliott Davis did not complete an audit or issue a report on our consolidated financial statements or internal control over financial reporting for the fiscal year ended December 31, 2007.

        Since Elliott Davis' appointment as our independent registered public accounting firm there were no disagreements with Elliott Davis regarding any matters with respect to accounting principles or practices, financial statement disclosure or audit scope or procedure, which disagreements if not resolved to the satisfaction of Elliott Davis would have caused Elliott Davis to make reference hereto in its report on our consolidated financial statements for the fiscal year ended December 31, 2007, had such report been issued.

        During the fiscal year ended December 31, 2007, under Item 304(a)(1)(v) of Regulation S-K as promulgated by the SEC, Elliott Davis advised us that, due to the material weaknesses reported in our Notification of Late Filing on Form 12b-25 filed on March 3, 2008, in conjunction with the condition of our records and turnover of key personnel, there was a significant risk of material misstatements in our 2007 financial statements, and, in the professional judgment of Elliott Davis, we were lacking the internal controls necessary to be able to develop reliable financial statements at such time. The Audit Committee discussed this matter with Elliott Davis, and Elliott Davis was authorized to respond fully to the inquiries of Grant Thornton with respect to this matter.

        The Notification of Late Filing on Form 12b-25 filed with the SEC on March 3, 2008, explained certain material weaknesses in internal controls over financial reporting identified by us on a preliminary basis for the fiscal year ended December 31, 2007, including the following:

  •
  ineffective control over the financial statements closing process;

  •
  ineffective controls in accounting for inventory and the associated accounts payable expenses related to the receipt of inventory;

  •
  insufficient complement of personnel with an appropriate level of accounting knowledge, experience with the Company and training in the application of generally accepted accounting principles ("GAAP") in the United States; and

  •
  ineffective controls over the completeness and accuracy of deferred tax balances.

        For further discussion of previously-identified material weaknesses identified at the conclusion of management's full assessments, refer to Item 9A of our Annual Reports on Form 10-K for the periods ended December 31, 2007, December 31, 2008 and December 31, 2009.

        As discussed above, the Audit Committee appointed Grant Thornton as our independent registered public accounting firm for the fiscal year ended December 31, 2007 and the fiscal year ending December 31, 2008, effective April 10, 2008.

        In addition, on January 12, 2009, the Audit Committee appointed Grant Thornton as the independent registered public accounting firm currently registered with the Public Company Accounting Oversight Board ("PCAOB") to re-audit our consolidated financial statements for the fiscal year ended December 31, 2006. On October 21, 2008, the PCAOB revoked the registration of Jaspers + Hall, PC and barred its two partners, Thomas M. Jaspers, CPA and Patrick A. Hall, CPA, from being associated persons of a registered public accounting firm. Jaspers + Hall had audited our consolidated financial statements for the fiscal year ended December 31, 2006. On December 23, 2008, we were informed by the staff of the SEC that the staff believed Force Protection, Inc. should have a firm currently registered with the PCAOB re-audit our consolidated financial statements for the year ended December 31, 2006, if such audit report is required to be included in any future filings with the SEC.

        On March 26, 2009, Grant Thornton issued an audit report on our financial statements for the period ended December 31, 2006, and such report was included in our Annual Report on Form 10-K which we filed with the SEC on March 26, 2009. Such report did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2006 and 2007 and through April 10, 2008, we did not consult with Grant Thornton regarding the application of accounting principles to any specified transactions, either completed or proposed, the type of audit opinion that might be rendered on our financial statements or any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

 Pre-Approval Policies and Procedures

        Consistent with the Audit Committee's responsibility for engaging the Company's independent registered public accounting firm, all audit and permitted non-audit services performed by our independent registered public accounting firm require pre-approval by the Audit Committee. The full Audit Committee approves projected services and fee estimates for these services and establishes budgets for major categories of services at its first in-person meeting of each fiscal year. The Audit Committee Chairman has been designated by the Audit Committee to approve any services arising during the year that were not pre-approved by the Audit Committee and associated fees for pre-approved services that exceed the set budget by more than ten percent (10%). Services approved by the Audit Committee Chairman are communicated to the full Audit Committee at its next regular meeting, and the Audit Committee reviews actual and forecasted services and fees for the year at each such meeting. During 2007, 2008 and 2009, all services performed by the independent registered public accounting firm were pre-approved. During 2007, Elliott Davis served as the Company's independent registered public accounting firm, until their resignation in March 2008. Grant Thornton was appointed by the Audit Committee as the Company's independent public accounting firm in April 2008.

Audit, Audit-Related, Tax and All Other Fees

        During, or with respect to, 2009 and 2008, the independent accounting firms listed below billed the Company fees for professional services in the following categories and amounts:

Independent Public Accounting Fees

Type	2009 (Grant Thornton)	2008 (Grant Thornton)	2006 Re-audit (Grant Thornton)
Audit Fees	$2,179,603	$2,593,706	$998,473
Audit-Related Fees	$27,868	32,040	—
Tax Fees	$764,024	58,305	—
All Other Fees	—	—	—

Total	$2,971,495	$2,684,051	$998,473

        Audit fees were for those professional services rendered in connection with the audit of the Company's consolidated financial statements included in Annual Reports on Form 10-K and the review of the Company's quarterly condensed consolidated financial statements included in Quarterly Reports on Form 10-Q, which are customary under the standards of the PCAOB (United States). Audit-related fees were for the audit of our 401(k) Plan in 2009 and 2008. Tax fees were primarily for professional services rendered in connection with the preparation of tax returns, assistance with tax audits, consultation on state and local tax matters and other tax consulting services. Also see the discussion above related to the 2006 re-audit performed by Grant Thornton under the heading "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure."

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS THE
COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010

Audit Committee

        The Audit Committee oversees our accounting and financial reporting processes and the audit of our financial statements. The Audit Committee's responsibilities and duties include, among other things:

  •
  to select the Company's independent registered public accounting firm and pre-approve any audit and non-audit services provided by such firm;

  •
  to meet to review and appraise the efforts of the independent registered public accounting firm;

  •
  to obtain and review at least annually a form of written report from the independent registered public accounting firm describing the independent registered public accounting firm's quality control procedures, relationship between the independent registered public accounting firm and the Company and any other material issues during the independent registered public accounting firm's most recent internal quality control or peer review and to engage in a dialogue with the independent registered public accounting firm with respect to their independence;

  •
  to review and approve the Company's internal audit function and review with the internal corporate audit staff the Company's internal system of audit and financial controls;

  •
  to meet to review and discuss with management and the independent registered public accounting firm the Company's annual audited financial statements and quarterly financial statements, including the Company's management discussion and analysis of financial condition and results of operations, and to discuss with management and the independent registered public accounting firm the Company's earnings press releases;

  •
  to periodically meet with management and/or the independent registered public accounting firm to discuss any audit issues and management's response and the Company's guidelines and policies governing the processes used to assess, monitor and control the Company's major financial risk exposures;

  •
  to review the Company's policy regarding hiring employees or former employees of the independent registered public accounting firm;

  •
  to review related-party transactions for potential conflicts; and

  •
  to conduct an annual performance evaluation of the Audit Committee and to review and reassess at least annually the adequacy of the Audit Committee Charter.

        The Audit Committee is a separately-designated, standing committee of our Board of Directors established in accordance with Section 3(a)(58)(A) of the Exchange Act. The current members of the Audit Committee are Messrs. Day (Chairman), Merlau and Paxton and LTG Thompson, USA (Ret.). Mr. Merlau joined the Audit Committee in April 2009. The Audit Committee operates under a written charter adopted by our Board, a current copy of which is available on our website at www.forceprotection.net, under "Investor Relations—Board Committees." Our Board has determined that each of LTG Thompson and Messrs. Day, Paxton and Merlau meets the independence requirements set forth in Rule 10A-3(b)(1) under the Exchange Act and the applicable rules of

Nasdaq, all of the Audit Committee members are "financially literate" and Mr. Day qualifies as an "audit committee financial expert" as defined by Item 407(d)(5) of Regulation S-K. Pursuant to the regulations of the SEC, a person who is determined to be an "audit committee financial expert" will not be deemed an expert for any purpose, including, without limitation, for purposes of Section 11 of the Securities Act of 1933, as amended, as a result of being designated or identified as an "audit committee financial expert" pursuant to Item 407(d)(5) of Regulation S-K. Furthermore, the designation or identification of a person as an "audit committee financial expert" pursuant to Item 407(d)(5) of Regulation S-K does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee or our Board in the absence of such designation or identification. Moreover, the designation or identification of a person as an "audit committee financial expert" pursuant to Item 407(d)(5) of Regulation S-K does not affect the duties, obligations or liability of any other member of the Audit Committee or our Board.

        The Audit Committee regularly discusses with the Company's independent registered public accounting firm the overall scope and plans for its respective audits. The Audit Committee meets with the Company's independent registered public accounting firm, with and without management present, to discuss the results of its audits, its evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Audit Committee also reviews compliance with the Company's Code of Conduct and Ethics for employees and officers and is responsible for establishing and administering the Company's procedures for confidential reporting by employees of questionable accounting practices and handling complaints regarding accounting, internal controls and other audit matters.

        In 2009, the Audit Committee met 14 times.

Audit Committee Report

        This report reviews the actions taken by the Audit Committee with regard to our financial reporting process for 2009 and particularly with regard to our audited consolidated financial statements and related schedules included in our 2009 Annual Report.

        The Audit Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and audits of the consolidated financial statements of the Company. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and the related schedules in accordance with the standards of the PCAOB and issuing a report thereon and an attestation on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company's financial statements or systems of internal controls or any professional certification as to the work of the independent registered public accounting firm. The Audit Committee has implemented procedures to ensure that during the course of each year it devotes the attention that it deems necessary to fulfill its oversight responsibilities under the Audit Committee's charter.

        In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements and Management's Report on Internal Controls Over

Financial Reporting included in the Company's Annual Report. In addition, the Audit Committee reviewed with the Company's independent registered public accounting firm, Grant Thornton, which is responsible for expressing an opinion on the conformity of those audited financial statements with GAAP in the United States, its judgments as to the quality, rather than just acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, other standards of PCAOB, SEC rules and other professional standards, which include, among other items, matters related to the conduct of the audit of the Company's consolidated financial statements. The Audit Committee also reviewed with Grant Thornton the "Report of Independent Registered Public Accounting Firm" on the effectiveness of the Company's internal controls over financial reporting included in our Annual Report and concurred with the assessment of management with respect to the existence of effective controls over financial reporting as of December 31, 2009.

        The Audit Committee has received and reviewed the written disclosures and the letter from Grant Thornton required by PCAOB Rule 3526, "Communication with Audit Committees Concerning Independence," as modified or supplemented, and the Audit Committee has discussed with Grant Thornton its independence from management and the Company and has considered the compatibility with Grant Thornton's independence as the Company's independent registered public accounting firm of the non-audit services performed for the Company by Grant Thornton.

        The Audit Committee reviewed with Grant Thornton the overall scope and plans for their audit. The Audit Committee met with Grant Thornton, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls over financial reporting and the overall quality of the Company's financial reporting.

        Based on its evaluations, the Audit Committee has selected Grant Thornton to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2010.

        Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements and management's assessment of the effectiveness of the Company's internal controls over financial reporting be included in the Company's Annual Report, and the Board of Directors approved such inclusion.

Audit Committee,

  John S. Day (Chairman)
  Kenneth A. Merlau
  John W. Paxton, Sr.
  LTG Roger G. Thompson, Jr., USA (Ret.)

The preceding Audit Committee Report is provided only for the purpose of this Proxy Statement. Pursuant to the regulations of the SEC, this report is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated, in whole or in part, in any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

        The table below sets forth the equity compensation plan information as of December 31, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved By Security Holders	1,798,270	$1.34	3,052,946
Equity Compensation Plans Not Approved By Security Holders(1)	7,499	$3.10	—
Total	1,835,769	$1.35	3,052,946

(1)
Between 2004 and 2006, the Company granted to several of its employees stock options that were still outstanding at December 31, 2009, with exercise prices ranging from $1.50-$27.06. Each option grant was fully exercisable approximately one year after the grant date and was required to be exercised within 90 days of the date of the employee's termination of employment with the Company. As of December 31, 2009, there were 7,499 of these options outstanding and exercisable. Additionally, in 2006, an employee was awarded 150,000 shares of restricted stock that vested in one-third increments on the first three anniversaries of the award. As of December 31, 2009, there were no longer any unvested restricted shares.

 PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

Principal Shareholders

        As of March 19, 2010, the only persons known by us to own beneficially, or to be deemed to own beneficially, 5% or more of our common stock were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Heartland Advisors, Inc.(1) 789 North Water Street Milwaukee, WI 53202	5,967,653	8.5%
BlackRock, Inc.(2) 40 East 52nd Street New York, NY 10022	4,196,818	6%
The London Company(3) 1801 Bayberry Court Suite 301 Richmond, VA 23226	3,424,316	5%

(1)
Heartland Advisors, Inc., an investment advisor, filed a Schedule 13G/A with the SEC on February 10, 2010, reflecting beneficial ownership as of December 31, 2009, of 5,967,653 shares of our common stock, with shared voting power over 5,743,853 shares and shared dispositive power over 5,967,653 shares.

(2)
BlackRock, Inc. ("BlackRock") completed its acquisition of Barclays Global Investors from Barclays Bank PLC on December 1, 2009. BlackRock, a parent holding company or control person, filed a Schedule 13G/A on January 20, 2010, reflecting beneficial ownership as of December 31, 2009, of 4,196,818 shares of our common stock, with shared voting power over none of the shares and shared dispositive power over none of the shares.

(3)
The London Company, an investment advisor, filed a Schedule 13G with the SEC on March 3, 2010, reflecting beneficial ownership as of February 25, 2010, of 3,424,316 shares of our common stock, with shared voting power over none of the shares and shared dispositive power over none of the shares.

 Executive Officers and Directors

        The table below shows the number of shares of common stock beneficially owned as of March 19, 2010 by each member of our Board of Directors, each nominee for our Board and each named executive officer currently with the Company, as well as the number of shares owned by our current directors and executive officers as a group. None of the directors or named executive officers own more than one percent (1%) or more of the Company's common stock.

Name of Beneficial Owner	Amount and Nature Beneficial Ownership(1)	Percent of Class
MajGen. Jack A. Davis, USMC (Ret.)(2)	36,317	*
John S. Day(2)	28,451	*
John W. Paxton, Sr(2)	28,451	*
LTG Roger G. Thompson, Jr., USA (Ret.)(2)	35,911	*
Kenneth A. Merlau(3)	24,086	*
B. Herbert Ellis(3)	19,086	*
Michael Moody(4)	453,877	*
Charles A. Mathis(5)	128,472	*
Lenna Ruth Macdonald(6)	181,379	*
Randy Hutcherson(7)	74,642	*
James Grazioplene(8)	40,179	*
Directors and executive officers as a group (11 persons listed above)	1,050,851	1.50%

*
less than 1%

(1)
Based on March 19, 2010 Stock Transfer Report.

(2)
Shares beneficially owned include 26,273 shares subject to forfeiture restrictions that are subject to vesting 60 days after March 19, 2010.

(3)
Shares beneficially owned include 15,274 shares subject to forfeiture restrictions that are subject to vesting 60 days after March 19, 2010.

(4)
Shares beneficially owned include 11,084 shares subject to options exercisable within 60 days of March 19, 2010 and 295,410 shares subject to forfeiture restrictions that are subject to vesting 60 days after March 19, 2010.

(5)
Shares beneficially owned include 3,657 shares subject to options exercisable within 60 days of March 19, 2010 and 91,092 shares subject to forfeiture restrictions that are subject to vesting 60 days after March 19, 2010.

(6)
Shares beneficially owned include 3,950 shares subject to options exercisable within 60 days of March 19, 2010 and 134,913 shares subject to forfeiture restrictions that are subject to vesting 60 days after March 19, 2010.

(7)
Shares beneficially owned include 3,657 shares subject to options exercisable within 60 days of March 19, 2010 and 47,758 shares subject to forfeiture restrictions that are subject to vesting 60 days after March 19, 2010.

(8)
Shares beneficially owned include 1,327 shares subject to options exercisable within 60 days of March 19, 2010 and 29,473 shares subject to forfeiture restrictions that are subject to vesting 60 days after March 19, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors and executive officers to file reports of holdings and transactions in common stock and related securities with the SEC. Based on our records and other information, we believe that in 2009 all of our directors and executive officers met all applicable Section 16(a) filing requirements except as follows: a Form 4 reporting the forfeitures of shares to cover tax withholding obligations by James Grazioplene on September 30, 2009 was filed on October 9, 2009.

OTHER

Shareholder Proposals and Director Nominations for our 2011 Annual Meeting

        Our 2011 Annual Meeting is expected to be held April 22, 2011. Shareholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2011 Annual Meeting must submit their proposal to our Corporate Secretary no later than the close of business on November 26, 2010. If this meeting date is changed by more than 30 days, then the deadline is a reasonable time before we begin to print and send the proxy materials. To be included in our proxy materials solicited for the 2011 Annual Meeting, your proposal must satisfy the requirements of Rule 14a-8 of the Exchange Act.

        Any shareholder seeking to present a proposal at our 2011 Annual Meeting or nominate a candidate for election to the Board of Directors at our 2011 Annual Meeting must give complete and timely written notice to our Corporate Secretary no later than December 23, 2010 nor earlier than October 24, 2010; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public fling or otherwise) less than 130 days prior to the day of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed. According to our Bylaws, any shareholder who gives notice of a proposal must deliver the text of the proposal and a written statement for why the shareholder favors the proposal. The notice shall also include the shareholder's name and address, the number of shares of the Company's common stock owned by the shareholder, a representation that the shareholder is entitled to vote at the shareholder meeting and intends to attend the annual meeting and any material interest the shareholder may have in the proposal. If a shareholder desires to nominate a person for election as a director, the shareholder is required to provide the same information in connection with a proposal, as well as the name, business address and residential address of the nominee, information regarding the nominee required by Item 401 of Regulation S-K, the nominee's consent to serve if elected, the number of shares of the Company's common stock owned by the nominee and a description of all arrangements or understandings between the shareholder and the nominee. If your proposal or nomination is not timely and properly made in accordance with the procedures set forth in our Bylaws then it will be defective and may not be brought before our 2011 Annual Meeting.

Shareholders Sharing an Address or Household

        Only one copy of our Notice of Internet Availability, Annual Report and Proxy Statement is being delivered to multiple security holders sharing an address unless we have received instructions to the contrary from one or more of the shareholders.

        We will deliver promptly upon written or oral request a separate copy of our Notice of Internet Availability, Annual Report and Proxy Statement to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of our Notice of Internet Availability, Annual Report and Proxy Statement, or if two shareholders sharing an address have received two copies of any of these documents and desire to receive only one, you may write to the Corporate Secretary of Force Protection, Inc., 9801 Highway 78, Building 1, Ladson, South Carolina 29456 or call the Corporate Secretary at 843.574.7000.

 Cost and Method of Solicitation

        We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of Force Protection in person or by telephone, facsimile or other electronic means. As required by the SEC, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

Other Business

        Whether or not you plan to attend the meeting, please vote over the internet or by telephone or complete, sign and return the proxy card sent to you in the envelope provided. No postage is required for mailing in the United States.

        For other Force Protection information, you can visit our website at www.forceprotection.net. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this Proxy Statement.

Directions to Annual Meeting

        From Greenville-Columbia—Take I-26 East towards Charleston and take Exit 213A. The exit ramp brings you to Montague Avenue. Follow Montague one half mile to International Boulevard and turn right onto International Boulevard. The Embassy Suites hotel is on the left.

        From Charleston—Take I-26 West towards Columbia exiting at Exit 213 to Montague Avenue. Turn left at the traffic light onto Montague. Follow Montague three quarters of a mile to International Boulevard. Turn right onto International Boulevard. The Embassy Suites hotel is on the left.

        From Savannah-Jacksonville—Take I-95 North to Exit 33. This brings you to Highway 17. Travel until you reach the interchange for I-526 to North Charleston-West. Follow I-526 to Montague Avenue, exit and turn right. Follow to International Boulevard. Turn left onto International Boulevard. The Embassy Suites hotel is on the left.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 6:00 a.m., Eastern Standard Time, on May 7, 2010

Vote by Internet

•                  Log on to the Internet and go to

www.envisionreports.com/FRPT

•                  Follow the steps outlined on the secured website

Vote by telephone

•                  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone.  There is NO CHARGE to you for the call.

•                  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example.  Please do not write outside the designated areas.     ☒

Annual Meeting Proxy Card	1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A. Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:	For	Withhold

01 - LTG Roger G. Thompson, Jr., USA (Ret.)	☐	☐
02 - Michael Moody	☐	☐

	For	Against	Abstain

2. To ratify the appointment of Grant Thornton LLP as Force Protection, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2010:	☐	☐	☐

B. Non-Voting Items

Change of Address — Please print new address below.

Mark here if you consent to access future annual reports and proxy statements via the Internet.     ☐

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting     ☐

C. Authorized Signatures — This section must be completed for your vote to be counted.  — Date and Sign Below

Please sign as name appears hereon.  All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporation name by president or other authorized person.  If a partnership, please sign in partnership name by a partner.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held Friday, May 7, 2010
The Proxy Statement and 2009 Annual Report on Form 10-K are available at
www.envisionreports.com/FRPT

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to 250 Royall St., Canton, MA 02021 so your shares will be represented at the Annual Meeting.  If you vote by telephone or Internet, it is not necessary to return this proxy card.

You may vote in person at the Annual Meeting.  For directions to the Annual Meeting, please see “Directions to Annual Meeting” on the last page of the Proxy Statement.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY — Force Protection, Inc.

This proxy, when properly executed, will be voted as specified by the shareholder.  If no direction is given, this proxy will be voted FOR ALL proposals and in the discretion of the Proxy Agent as to such other matters as may properly come before the meeting.

The undersigned hereby appoints Lenna Ruth Macdonald and Charles Mathis jointly and severally as Proxy Agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated on the reverse, all shares of stock of Force Protection, Inc., a Nevada corporation, held of record by the undersigned at the Annual Meeting of Shareholders to be held Friday, May 7, 2010 at 10:00 a.m. EST at the Embassy Suites Hotel Airport/Convention Center, 5055 International Blvd., North Charleston, South Carolina 29418, or at any adjournment or postponement of such meeting, in accordance with and as described in Force Protection, Inc.’s Notice of Annual Meeting of Shareholders and Proxy Statement.

THE UNDERSIGNED HEREBY REVOKES ANY PROXY OR PROXIES HERETOFORE GIVEN TO VOTE UPON OR ACT WITH RESPECT TO SUCH STOCK AND HEREBY RATIFIES ALL THAT THE PROXIES, THEIR SUBSTITUTES, OR ANY OF THEM, MAY LAWFULLY DO BY VIRTUE HEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.